                                                                   Exhibit 10.55

                            ASSET PURCHASE AGREEMENT

                                  by and among

                                SCAN-OPTICS, INC.

                                    as Buyer,

                         PHOTOMATRIX IMAGING CORPORATION

                                   as Seller,

                            I-PAC MANUFACTURING, INC.

                                       and

                                PHOTOMATRIX, INC.

                                June _____, 1999

                            ASSET PURCHASE AGREEMENT

                                      INDEX

SECTION 1.  PURCHASE AND SALE OF ASSETS.................................................................2
         1.1      Sale of Assets........................................................................2
         1.2      Assumption of Liabilities............................................................13
         1.3      Closing Date Payment.................................................................20
         1.4      Calculation and Payment of Purchase Price............................................21
         1.5      Time and Place of Closing............................................................22
         1.6      Delivery of Agreement for Assumption of Liabilities, Lease Assignments and Licenses..23
         1.7      Transfer of Subject Assets...........................................................23
         1.8      Delivery of Records and Contracts....................................................23
         1.9      Further Assurances...................................................................24
         1.10     Allocation of Purchase Price.........................................................24
         1.11     Sales and Transfer Taxes.............................................................25
         1.12     Accounts Receivable..................................................................25
         1.13     Procedures for Assets not Transferable...............................................26
         1.14     Employees, Wages and Benefits........................................................28

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER.............................................31
         2.1      Making of Representations and Warranties.............................................31
         2.2      Organization and Qualifications of Seller............................................32
         2.3      Subsidiaries.........................................................................32
         2.4      Authority of Seller, I-PAC and Parent................................................32
         2.5      Real and Personal Property...........................................................34
         2.6      Financial Statements.................................................................38
         2.7      Taxes................................................................................39
         2.8      Account Receivables..................................................................42
         2.9      Inventory............................................................................43
         2.10     Ordinary Course; Absence of Certain Changes..........................................43
         2.11     Intellectual Property................................................................46
         2.12     Contracts............................................................................48
         2.13     Litigation...........................................................................50
         2.14     Compliance with Laws.................................................................51
         2.15     Insurance............................................................................51
         2.16     Warranty or Other Claims.............................................................51
         2.17     Powers of Attorney...................................................................52
         2.18     Permits; Burdensome Agreements.......................................................52
         2.19     Corporate Records; Copies of Documents...............................................52
         2.20     Related Transactions.................................................................53
         2.21     Employee Benefit Programs............................................................53
         2.22     Environmental Matters................................................................56

         2.23     Employees; Labor Matters.............................................................58
         2.24     Customers, Distributors and Suppliers................................................58
         2.25     Purchase Commitments.................................................................59
         2.26     Required Consents....................................................................59
         2.27     Adequacy of Subject Assets...........................................................59
         2.28     Year 2000 Compliance.................................................................59
         2.29     Brokers..............................................................................60
         2.30     Disclosure...........................................................................61

SECTION 3.        COVENANTS OF SELLER AND BUYER........................................................61
         3.1      Making of Covenants and Agreements...................................................61
         3.2      Notice of Default....................................................................61
         3.3      Consummation of Agreement............................................................62
         3.4      Cooperation of Seller................................................................62
         3.5      Non-competition......................................................................63
         3.6      No Solicitation of Employees.........................................................63
         3.7      Confidentiality......................................................................64
         3.8      Tax Returns..........................................................................65
         3.9      Bank Accounts........................................................................65

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF BUYER..............................................65
         4.1      Making of Representations and Warranties.............................................65
         4.2      Organization of Buyer................................................................65
         4.3      Authority of Buyer...................................................................65
         4.4      Litigation...........................................................................67
         4.5      Brokers..............................................................................67

SECTION 5.        U.K. VAT MATTERS.....................................................................67
         5.1      Transfer of a Going Concern..........................................................67
         5.2      Effect of Certain Representations....................................................68
         5.3      Buyer VAT Representations............................................................70

SECTION 6.        CONDITIONS...........................................................................70
         6.1      Conditions to Obligations of Buyer...................................................70
         6.2      Conditions to Obligations of Seller..................................................73

SECTION 7.        RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.........................................75
         7.1      Survival of Representations and Warranties...........................................75
         7.2      Collection of Assets.................................................................75
         7.3      Payment of Obligations...............................................................76
         7.4      Assistance After Closing.............................................................76

SECTION 8.        INDEMNIFICATION......................................................................76
         8.1      Indemnification by Seller, I-PAC and Parent..........................................76
         8.2      Limitations on Indemnification by Seller, I-PAC and Parent...........................77
         8.3      Indemnification by Buyer.............................................................78
         8.4      Limitation on Indemnification by Buyer...............................................79

         8.5      Notice; Defense of Claims............................................................80
         8.6      Additional Provisions................................................................83

SECTION 9.        MISCELLANEOUS........................................................................84
         9.1      Bulk Sales Law.......................................................................84
         9.2      Fees and Expenses....................................................................84
         9.3      Governing Law........................................................................84
         9.4      Notices..............................................................................84
         9.5      Entire Agreement.....................................................................85
         9.6      Assignability; Binding Effect........................................................86
         9.7      Captions and Gender..................................................................86
         9.8      Execution in Counterparts............................................................86
         9.9      Amendments...........................................................................87
         9.10     Publicity and Disclosures............................................................87
         9.11     Dispute Resolution...................................................................87
         9.12     Consent to Jurisdiction..............................................................91
         9.13     Third Party Beneficiaries............................................................91

                            ASSET PURCHASE AGREEMENT

         AGREEMENT entered into as of June _____, 1999 by and among Scan-Optics, Inc., a Delaware corporation with offices at 169 Progress Drive, Manchester, Connecticut 06040-2294 (the "Buyer"), and Photomatrix Imaging Corporation, a Nevada corporation with offices at 1958 Kellogg Avenue, Carlsbad, California 92008 (the "Seller"), I-PAC Manufacturing Inc., a California corporation with offices at 1958 Kellogg Avenue, Carlsbad, California 92008 ("I-PAC") and Photomatrix, Inc., a California corporation with offices at 1958 Kellogg Avenue, Carlsbad, California 92008 (the "Parent").

                               W I T N E S S E T H

         WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to purchase from Seller, and Seller desires to sell, transfer and assign to Buyer, the Subject Assets (as defined in Section 1.1 hereof), which constitute certain properties and assets of Seller related to, used or held for use in connection with the scanner product manufacturing, engineering, sales and service portion of the business and operations of Seller (such business and operations are referred to herein as the "Business");

         WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase such Subject Assets and to assume the Assumed Liabilities (as defined in Section 1.2 hereof) for the consideration specified herein; and

         WHEREAS, Parent owns all of the outstanding capital stock of Seller and I-PAC and Buyer will not purchase the Subject Assets and assume the Assumed Liabilities unless I-PAC and Parent agree to indemnify Buyer as provided herein;

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements and consents set forth herein, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE OF ASSETS.

         1.1 SALE OF ASSETS.

                  (a) SUBJECT ASSETS. Subject to the provisions of this Agreement, Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.5 hereof), all of Seller's right, title and interest in, to and under all of the following properties, assets and business of Seller related to, used in or held for use in the Business, including without limitation, goodwill (except as hereinafter provided in Section 1.1(b)), of every kind and description, tangible and intangible, real, personal or mixed, and wherever located:

                           (i) INVENTORY. All inventory related to manufacturing (including raw materials, work in process, rework products, including those for Bell & Howell Company ("Bell & Howell"), and finished goods), engineering, service and spare parts for products, including, but not limited to, document scanners, aperture card scanners, duplicators and any other systems currently under maintenance (including those under maintenance for Eastman Kodak Corporation), sold as part of the Business, including but not limited to Inventory identified in SCHEDULE 1.1(a)(i), (collectively, the "Inventory"), all warranties held by Seller with respect to the Inventory, and, to the extent assignable, any rights of Seller to the warranties received from other suppliers and any related claims, credits, rights of recovery and set off with respect to such Inventory; provided, however, that if any such rights are not so assignable, Buyer's rights in respect thereof shall be governed pursuant to the terms and conditions of Section 1.13 hereof;

                           (ii) EVALUATION UNITS. All products of the Business that are located at a customer's or prospective customer's site as an evaluation unit, for purposes of evaluation for purchase as identified on SCHEDULE 1.1(a)(ii) ("Evaluation Units");

                           (iii) EQUIPMENT. All machinery, furnishings, equipment and leasehold and personal property to the extent related to the Business and all tools and dies and other machinery and equipment for the manufacture of products sold in the Business, located in Carlsbad, California, Chandler, Arizona, the United Kingdom and elsewhere, including, but not limited to, those identified in SCHEDULE 1.1(a)(iii) (collectively, the "Fixed Assets"), and, to the extent assignable, any rights of Seller to the warranties received from the manufacturers and distributors of said items and to any related claims, credits, rights of recovery and set off with respect to such items; provided, however, that if any such rights are not so assignable, Buyer's rights in respect thereof shall be governed pursuant to the terms and conditions of Section 1.13 hereof;

                           (iv) INTELLECTUAL PROPERTY. All goodwill and intellectual property rights, including, but not limited to, the Millennium Technology (as defined in Section 1.l(a)(v)), trade secrets, proprietary business information, designs, styles, technologies, inventions, works of authorship, know-how, formulae, processes, industrial models, industrial designs, trade secrets, trade secret rights, procedures, research records, test information, software and software documentation (including but not limited to market surveys, marketing know-how and manufacturing, research and technical information, trade names, emblems, logos, insignias, copyrights and copyright registrations, service marks and trademarks and related trademarks and registrations (including applications and registrations therefor), patents and patent applications (including, without limitation, the trade names, copyrights and copyright registrations, service mark and trademark registrations and applications and patents and patent applications described in SCHEDULE 1.1(a) (iv)), specifications, technical manuals and data, libraries, blueprints, drawings, proprietary processes, product information and development work-in-process and all licenses to or from third parties with respect to the foregoing or rights related thereto, in each case which is related to, used in or held for use in the Business (collectively, the "Intellectual Property"), excluding the trade name "Photomatrix" and its associated insignia and logo;

                           (v) MILLENNIUM TECHNOLOGY. Subject to the terms and conditions contained in this Agreement, Seller does hereby assign to Buyer all of its right, title, and interest, now owned or hereafter acquired, in and to the Millennium Hardware, Millennium Software, Documentation, Intangible Property, and Related Technology (collectively, "Millennium Technology"), including the right to sue and recover for past and future infringements of the Millennium Technology.

                           (1) DEFINITIONS.

                                    a. MILLENNIUM HARDWARE. "Millennium
         Hardware" shall mean all Seller's right, title, and interest, throughout the world, in and to any products, prototypes, projects, components, or parts, or any tangible items relating thereto, at any stage of development, in any way related to the desktop scanners known as "Millennium," including, without limitation, the products described on SCHEDULE 1.1(a)(v).

                                    b. MILLENNIUM SOFTWARE. "Millennium
         Software" shall mean all Seller's right, title, and interest, throughout the world, in and to the software known as "Millennium," and any other software used or useful in connection with the Millennium Hardware, all supplements, enhancements, and modifications thereto (regardless of the state of development), and all personal property relating thereto, including, without limitation, source codes, object codes, technical documentation, and similar information necessary for the practical utilization thereof. For purposes of further identification, the Millennium Software includes, without limitation, the source code modules listed on SCHEDULE 1.1(a)(v).

                                    c. DOCUMENTATION. "Documentation" shall mean
         all user manuals, brochures, and other written information describing any aspect of the Millennium Hardware, Millennium Software, Intangible Property, or Related Technology, or designed to facilitate the use or modification or enhancement of any of the foregoing.

                                    d. INTANGIBLE PROPERTY. "Intangible
         Property" shall mean all patents, copyright, copyright registrations, and patent applications therefor, together with all divisions, renewals, and continuations of any of the foregoing, and all know-how, unpatented inventions, trade secrets, and other intangible, intellectual property embodied in or pertaining to the Millennium Hardware, Millennium Software, Documentation, or Related Technology.

                                    e. RELATED TECHNOLOGY. "Related Technology"
         shall mean all things authored, discovered, developed, made, perfected, improved, designed, engineered, acquired, produced, conceived, or first reduced to practice by Seller or any of its employees or agents that are embodied in, derived from, or relate to the Millennium Hardware, Millennium Software, Documentation, or Intangible Property, in any stage of development, including without limitation, inventions, whether or not patentable, patents and patent rights, patent applications, trade secrets, know-how, and proprietary information, whether or not reduced to writing, software and source code, engineering and manufacturing information, electronic control circuits, specifications, diagrams, drawings, schematics, blueprints, and parts lists, modifications, enhancements, designs, concepts, techniques, methods, ideas, flow charts, coding sheets, programs, programmers' notes, prototypes, techniques, methods, ideas, concepts, data, and all other information relating to the Millennium Hardware, Millennium Software, Documentation, or Intangible Property, and not generally known within the computer or technology industries.

                                    f. NET SALES PRICE. "Net Sales Price" shall
         mean the actual price invoiced by Buyer for any Millennium Product, less quantity discounts granted at the time of invoice, amounts refunded for faulty or defective products, freight, insurance and other transportation, costs, duties, income taxes, and other governmental charges paid.

                           (2) ROYALTIES. In exchange for the grant of rights under this Agreement, and upon satisfactory Delivery of the Millennium Technology by Seller to Buyer, Buyer will pay Seller quarterly royalties on the aggregate Net Sales Price of products incorporating the Millennium Technology ("Millennium Products") as follows: three percent (3.0 %) of the Net Sales Price over the first three (3) years from the date of first commercial shipment of the initial Millennium product, with the aggregate amount of royalties paid hereunder ("Aggregate Royalty") not to exceed Two Hundred Fifty Thousand Dollars ($250,000). For any Millennium Products sold together with other products that are not subject to royalty hereunder ("Bundled Products"), the aggregate Net Sales Price for such Millennium Products is calculated by multiplying the aggregate net sales price for the Bundled Products by [A/(A+B)] where A and B are the average Net Sales price of (A) the Millennium Product and (B) all other products that are not subject to royalty hereunder, respectively. Royalty payments are due forty-five (45) days after the end of each calendar quarter (i.e., on February 15 for the quarter ending December 31, on May 15 for the quarter ending March 31, etc.) including the calendar quarter during which the first commercial shipment occurs. Notwithstanding any contrary provisions contained herein, no royalty shall be paid on the Net Sales Prices after aggregate Royalties have amounted to Two Hundred Fifty Thousand Dollars ($250,000).

                           (3) DELIVERY. Not later than ten (10) days after the Closing, Seller shall deliver to Buyer the Millennium Technology, including a master copy of all currently available Millennium Software, Documentation, and source code, as identified on SCHEDULE 1.1(a)(v) ("Delivery").

                           (4) CONFIDENTIALITY AND NON-DISCLOSURE. Seller acknowledges and agrees that the Millennium Technology constitutes valuable confidential and proprietary information and trade secrets (the "Confidential Information"). Seller agrees to use commercially reasonable efforts to prevent disclosure of the Confidential Information to third parties. This Section shall survive the consummation of the sale and termination of this Agreement.

                           (vi) ACCOUNTS RECEIVABLE. All accounts receivable of Seller from customers of the Business (the "Receivables");

                           (vii) CONTRACTS. To the extent related to the Business, and to the extent assignable, all of Seller's rights and interests in and to all contracts, contract deposits, deferred revenue obligations, agreements, leases, supply contracts, purchase orders, sales orders, commitments, consulting agreements and instruments that Seller has received or is a party to, including, but not limited to, all license agreements under which Seller has licensed other parties to use, distribute, modify, manufacture or re-sell products (including software) of the Business, the backlog of orders for the manufacture, sale or lease of products or services for which no revenues have been recognized by Seller (collectively, the "Contracts"), including, but not limited to, those Contracts identified on SCHEDULE 1.1(a)(vii) hereto; but excluding any contracts or agreements pursuant to which Seller or an affiliate purchases products or services from a third party for any purpose other than solely for the Business, none of which such excluded contracts are material to the Business; provided, however, that to the extent any such rights and interests in and to such Contracts are not so assignable, Buyer's rights and interests in respect thereof shall be governed pursuant to the terms and conditions of Section 1.13 hereof;

                           (viii) REAL PROPERTY LEASES. To the extent related to the Business, and to the extent assignable, all of Seller's rights and interests in and to the real property leases of Seller listed on
         SCHEDULE 1.1(a)(vii) hereto (the "Leases");

                           (ix) APPROVALS, GOVERNMENT PERMITS. All of Seller's right, title and interest in and to all franchises, licenses, permits, certifications, registrations, certificates of inspection, approvals and authorizations used solely in the Business issued by any unit, division, department, commission, board, agency, bureau or official of any federal, state, local or foreign governmental entity (collectively, the "Governmental Permits"), but only to the extent that any such Governmental Permits are assignable or transferable by Seller to Buyer. Where annual fees are payable and previously paid (as set forth in SCHEDULE 1.1(a)(ix)), Buyer shall reimburse Seller for a PRO RATA share of such payments;

                           (x) INVESTMENTS, PREPAID EXPENSES. As allocable to the Business, all assets, investments ("Investments") and prepaid expenses ("Prepaid Expenses") related to the operations of the Business (as set forth in SCHEDULE 1.1(a)(x));

                           (xi) PROPRIETARY BUSINESS INFORMATION. All mailing lists, customer lists, customer records and histories, customer invoices, lists of suppliers and vendors and all records relating thereto, engineering drawings and files, records with respect to production, manufacturing, engineering, product development and costs, advertising matter, catalogues, photographs, sales literature and materials, purchasing materials, media materials, manufacturing and quality control records and procedures, research and development files, data and laboratory books, vendor data, equipment maintenance records, warranty information, records of operations, standard forms of documents, service records, manuals of operation or business procedures and other similar information used in the Business, and all trade secret and copyright rights therein (collectively, in either hard copy or electronic form, the "Proprietary Business Information");

                           (xii) BOOKS AND RECORDS. All books and records of Seller (including all discs, tapes and other media-storing data and other information) to the extent used in the Business, and all confidentiality agreements entered into with third parties regarding the Business, but excluding the Excluded Records (as defined in Section 1.l(b)(iv)(3)) (collectively, the "Books and Records");

                           (xiii) CLAIMS, CAUSES OF ACTION. All of Seller's rights, claims or causes of action against third parties related to any Subject Asset or Assumed Liability (but not any Excluded Asset or Excluded Liability) arising out of transactions occurring prior to the Closing Date;

                           (xiv) LICENSES. All of Seller's right, title and interest in and to the licenses, agreements and other arrangements under which Seller has the right to use any propriety information of a third party, or the right to use, reproduce, distribute or modify any works of authorship of a third party, in either case, to the extent used or held for use in the conduct of the Business, including, but not limited to, those identified on SCHEDULE 1.1(a)(xiv) (the "Licenses"), but only to the extent that any such License is by its terms or by law assignable or transferable to Buyer; and

                           (xv) OTHER ASSETS. All other assets and properties of every nature whatsoever tangible and intangible, wherever located and to the extent related to, used in or held for use in connection with the Business, including, but not limited to, all assets shown or reflected in the Closing Balance Sheet (as defined in Section 2.6 hereof).

                  (b) EXCLUDED ASSETS. Notwithstanding the foregoing, there shall be excluded from such purchase and sale the following property and assets:

                           (i) OTHER ASSETS. Any assets or property of Seller that are not Subject Assets, including those specified on
         SCHEDULE 1.1(b)(i);

                           (ii) ADMINISTRATION EQUIPMENT AND SUPPLIES.
         Furnishings and equipment used in general administration and not primarily used in the operation of the Business;

                           (iii) CLAIMS, CAUSES OF ACTION. Except for any of Seller's rights, claims or causes of action related to a Subject Asset or Assumed Liability, all of Seller's rights, claims or causes of action against third parties relating to any Excluded Liability or Excluded Asset; and

                           (iv) EXCLUDED RECORDS.

                                    (1) CORPORATE RECORDS. Seller's corporate
         franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization, as well as any records not related to the Business (collectively, the "Corporate Records");

                                    (2) PERSONNEL RECORDS. Any of Seller's
         personnel records pertaining to any employees of Seller, except employees hired by Buyer after the Closing (collectively, the "Personnel Records"); and

                                    (3) RETAINED RECORDS. Any other books and
         records related to the Business that Seller is required by law to retain (the "Retained Records", and together with the Corporate Records and the Personnel Records, the "Excluded Records"); provided, however, that, except to the extent prohibited under any applicable law, Seller shall provide Buyer with access to the Excluded Records for the purpose of allowing Buyer to make copies.

         The assets, property and business of Seller to be sold to and purchased by Buyer under Section 1.1(a) are hereinafter sometimes referred to as the "Subject Assets", and the assets, property and business of Seller which are excluded from the Subject Assets under this Section 1.1(b) are hereinafter sometimes referred to as the "Excluded Assets".

        1.2 ASSUMPTION OF LIABILITIES.

                  (a) ASSUMED LIABILITIES. Upon the sale and purchase of the Subject Assets, Buyer shall assume and agree to pay or discharge when and as due in accordance with their respective terms only the following liabilities:

                           (i) TRADE PAYABLES AND ACCRUED LIABILITIES. Those trade payables and accrued liabilities of Seller directly attributable to the Business or the Subject Assets, as listed on SCHEDULE 1.2(a)(i), and which trade payables and accrued liabilities are outstanding at the time of the Closing (collectively, the "Trade Payables");

                           (ii) SALES TAX. Any sales tax that has accrued with respect to Receivables related to the Business and any tax that has been collected but not remitted to the appropriate taxing authority, but only to the extent that such Receivables (1) are acquired by Buyer pursuant to Section 1.1(a)(vi) and (2) have not been collected by Seller prior to the Closing (the "Sales Tax");

                           (iii) PERMITTED ENCUMBRANCES. Any Permitted
         Encumbrances attaching to the Subject Assets including, but not limited to, the Permitted Encumbrances listed on SCHEDULE 1.2(a)(iii). For the purposes of this Agreement,

         "Permitted Encumbrances" means (1) to the extent arising by operation of law, statutory liens for taxes not yet due and payable, (2) to the extent arising by operation of law, statutory liens of landlords, liens of carriers, warehouseman, mechanics and material men incurred in the ordinary course of business, for sums not yet due and payable, (3) to the extent arising by operation of law, liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (4) to the extent arising by operation of law, purchase money liens incurred in the ordinary course of business, and (5) with respect to leasehold interests, minor imperfections in title and minor encroachments, if any, not material in amount and that, individually or in the aggregate, do not materially interfere with the conduct of the Business or with the use of such leasehold interests and do not materially affect the value of the Business as a whole;

                           (iv) CUSTOMER DEPOSITS/DEFERRED REVENUE. Any deposits or deferred revenue obligations that have been accepted with respect to Contracts related to the Business, but only to the extent that such Contracts and the cash related thereto are acquired by Buyer pursuant to Section 1.1(a)(vii); and

                           (v) PROJECT MILLENNIUM OBLIGATION. The Widecom obligation in the approximate amount of Sixty Thousand Dollar ($60,000) arising out of Project Millennium.

                  (b) ADDITIONAL ASSUMED LIABILITIES. With respect to the period commencing from and after the Closing, Buyer shall also assume and agree to pay the following liabilities:

                           (i) CONTRACTS, LICENSES, GOVERNMENT PERMITS. All liabilities relating to the Contracts (including, but not limited to, the employment contract between Seller and Rob Wiley), the Leases, the Licenses and the Governmental Permits in each case arising under such Contracts, Leases, Licenses and Governmental Permits in accordance with their terms for the period from and after the Closing in each case to the extent assignable; provided, however, with respect to any Contract or Lease not so assignable, Buyer's rights and obligations in respect thereof shall be governed pursuant to the terms and conditions of
         Section 1.13 hereof; and

                           (ii) EMPLOYMENT-RELATED LIABILITIES. As related to the Business, any employment-related liabilities and obligations arising from Buyer's employment after the Closing of any employees of Seller. Buyer will also assume obligations for accumulated vacation, holiday and sick leave to employees of Seller who are employed by Buyer. Buyer will not assume employee liabilities related to the employment and employment contract of Suren Dutia and employee-related liabilities and obligations arising from liabilities for those employees who are not employed by Buyer.

The Assumed Liabilities not listed on SCHEDULE 1.2(a)(i) are listed on
SCHEDULE 1.2(b).

                  (c) EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Buyer shall not assume or be bound by any obligations or liabilities of Seller or any affiliate of Seller of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising whatsoever.

         In connection therewith and notwithstanding the foregoing, except for the Assumed Liabilities, it is specifically agreed that Buyer shall not assume and shall not pay any other liabilities of Seller, including, without limitation, the following:

                           (i) SELLER TRANSACTION EXPENSES. Liabilities incurred by Seller in connection with or relating to this Agreement and the transactions provided for herein, including, without limitation, counsel and accountant's fees, any broker's commissions or finder's fees and expenses pertaining to the performance by Seller and its affiliates of its or their obligations hereunder;

                           (ii) TAXES. Taxes (as defined in Section 2.7 hereof), other than the Sales Tax, of Seller (whether relating to periods before or after the transactions contemplated in this Agreement or incurred by Seller in connection with this Agreement, including any increase in taxes as a result of the applicability of Section 280G of the Internal Revenue Code of 1986 (the "Code") and the transactions provided for herein);

                           (iii) WARRANTY LIABILITIES. Prior to the Closing, with respect to the Business, any product or service warranty liabilities arising from Seller's sales of products or services (the "Warranty Liabilities"); provided, however, that with respect to all "9000 feeders", Seller agrees to manufacture up to fifty (50) sets of replacement parts, within a commercially reasonable amount of time, to enable the Buyer to re-build the feeder to the latest feeder specifications, at no additional cost to Buyer. When Buyer has repaired the feeder, Buyer shall re-install the repaired feeder and pay the costs to ship the repaired feeder back to the customer;

                           (iv) DEBT. Liabilities relating to all debt owed to third parties or to related parties or affiliates of Seller, including, but not limited to, any and all bank debt, other indebtedness for borrowed money, obligations related to the promissory notes dated April 30, 1993, in the original aggregate principal amount of Seven Hundred Seventy-Six Thousand Six Hundred Six Dollars and Eighty-One Cents ($776,606.81), from Seller to Wyly (which Wyly debt includes non-negotiable term notes for First Dallas Limited, Donald Miller, Sam Wyly, Charles J. Wyly, Evan Wyly and Premier Partners Inc. as described in SCHEDULE 1.2(c)(iv)) and any inter-company liabilities of Seller to Parent or any related parties or affiliates of Parent;

                           (v)      OTHER TRADE PAYABLES.  All trade
         liabilities of Seller which are not Trade Payables;

                           (vi) DUTIA CONTRACT. All obligations and liabilities to Suren Dutia, including, but not limited to, all obligations and liabilities of Seller under the contract dated June 5, 1998 between Seller and him; and

                           (vii) LITIGATION AND PROCEEDINGS. Liabilities in connection with or relating to all actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all amounts paid in investigation, defense or settlement of any of the foregoing Excluded Liabilities.

         In furtherance of the foregoing, with the exception of claims based upon the Assumed Liabilities, Seller shall be responsible for and pay any and all of its losses, damages, obligations, liens, assessments, judgments, fines, disposal and other costs and expenses, liabilities and claims, including, without limitation, interest, penalties and reasonable fees of counsel, engineers and experts, as the same are incurred, of every kind or nature whatsoever (all the foregoing being a "Claim" or the "Claims"), made by or owed to any person to the extent any of the foregoing relates to the operations and assets of the Business and arises in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing prior to the Closing (including, in each case, without limitation, any Claim relating to or associated with product liability matters, warranty claims, tax matters, pension and benefit matters, any failure to comply with applicable laws and/or permitting or licensing requirements, personal injury and property damage matters and environmental and worker health and safety matters). Buyer shall be responsible for and pay any and all Claims to the extent they relate to (1) the liabilities set forth in Section 1.2(a) and (b) hereof to be assumed by Buyer or
(2) the operation by Buyer of the Subject Assets after the Closing and arise in connection with or on the basis of events, acts, omissions, conditions or any other state of facts occurring or existing after the Closing. Any Claim, other than for the payment of the Trade Payables, relating to operations and assets of the Business and arising in connection with or on the basis of events, acts, omissions, conditions or any other state of facts (collectively, "Facts") occurring or existing both before and after the Closing will be apportioned between Seller and Buyer according to their relative degrees of causation. Pursuant to the foregoing, Seller agrees with Buyer that Seller shall be responsible for any and all warranty claims or claims for injury (including death) or claims for damage, direct or consequential, resulting from or connected with products or services of the Business manufactured, sold or provided on or prior to the Closing, and Buyer shall have no liability for such claims. Buyer represents to Seller that its product liability insurance is on an occurrence rather than a claims-made basis.

         Buyer, for its part, shall be responsible for and pay any and all Claims made by or owed to any person to the extent that the Claim (i) is based upon an Assumed Liability, or (ii) relates to the operations and assets of the Business and arises in connection with or on the basis of any Facts occurring or existing after the Closing (including, in each case, except as otherwise provided herein, any Claim relating to or associated with product liability matters, warranty claims, tax matters, pension and benefit matters, any failure to comply with applicable laws and/or permitting or licensing requirements, personal injury and property damage matters and environmental and worker health and safety matters). Seller shall be responsible for and pay any and all Claims to the extent they relate to (1) the Excluded Liabilities set forth in Section 1.2(c) which will not be assumed by Buyer or (2) the operation by Seller of the Subject Assets before the Closing and which arise in connection with or on the basis of Facts occurring or existing before the Closing. Any

Claim, other than for the payment of the Trade Payables, relating to operations and assets of the Business and arising in connection with or on the basis of Facts occurring or existing both before and after the Closing will be apportioned between Seller and Buyer according to their relative degrees of causation. Pursuant to the foregoing, Buyer agrees with Seller that Buyer shall be responsible for any and all warranty claims or claims for injury (including death) or claims for damage, direct or consequential, resulting from or connected with products or services of the Business manufactured, sold or provided after the Closing, and Seller shall have no liability for such claims.

         The liabilities set forth in Section 1.2(a) and (b) hereof to be assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Assumed Liabilities" and all other liabilities which are not assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Excluded Liabilities." The assumption of said liabilities by any party hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller and nothing herein shall prevent any party from contesting in good faith with any third party any of said liabilities.

         1.3 CLOSING DATE PAYMENT. In consideration of the sale by Seller to Buyer of the Subject Assets, subject to the assumption by Buyer of the Assumed Liabilities and the satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing, except as otherwise provided in Section 1.4, it will deliver to Seller ninety percent (90%) of the Estimated Purchase Price (as defined in Section 1.4) by bank cashier's checks, certified funds or other same-day funds. In addition, Buyer shall pay such royalties to Seller as set forth in Section 1.1(a)(v)(2).

         1.4 CALCULATION AND PAYMENT OF PURCHASE PRICE. Seller has provided to Buyer an unaudited Closing Balance Sheet (as set forth in SCHEDULE 2.6), and on the basis of it Seller and Buyer have agreed on an estimated purchase price of Two Million One Hundred Thousand Dollars ($2,100,000) (the "Estimated Purchase Price"), and ninety percent (90%) of that amount will be paid to Seller at the Closing as provided in Section 1.3. The remaining ten percent (10%) of the Estimated Purchase Price will be held in escrow (the "Escrow Amount"), in accordance with the terms of the Escrow Agreement which shall be substantially in the form attached hereto as EXHIBIT 1.4.

         The Estimated Purchase Price will be subject to adjustment in accordance with paragraphs (a) and (b) below and in accordance with Section 8.6. The Estimated Purchase Price, if and as so adjusted, will be deemed to be, and will be, the "Purchase Price" for the sale by Seller to Buyer of the Subject Assets, subject to the assumption by Buyer of the Assumed Liabilities, in accordance with the provisions of this Agreement.

         (a) The Closing Balance Sheet (as set forth in SCHEDULE 2.6 hereof) has been certified by the chief financial officer of the Seller. Within ninety (90) days of the Closing, Buyer and Buyer's accountants shall verify the correctness of the Closing Balance Sheet. If the actual net worth calculated from the Closing Balance Sheet is less than One Million Nine Hundred Ninety-Five Thousand Dollars ($1,995,000), the difference between the actual net worth and One Million Nine Hundred Ninety-Five Thousand Dollars ($1,995,000) ("Net Worth Shortfall") will be paid from the Escrow Amount to the Buyer. If the Escrow Amount is insufficient to fund the Net Worth Shortfall, the Seller shall promptly pay the excess to Buyer.

         (b) If the actual net worth calculated from the Closing Balance Sheet is in excess of Two Million Two Hundred Five Thousand Dollars ($2,205,000), the difference between the actual net worth and Two Million Two Hundred Five Thousand Dollars ($2,205,000) shall be paid by Buyer to Seller as additional consideration. The net worth amounts of One Million Nine Hundred Ninety-Five Thousand Dollars ($1,995,000) and Two Million Two Hundred Five Thousand Dollars ($2,205,000) shall be calculated without regard to employee-related liabilities assumed by Buyer with respect to Seller's employees that are employed by Buyer.

         Any payments due from Seller to Buyer under paragraph (a) and on account of any breach of Seller's representations and warranties as to the Closing Balance Sheet shall be taken first from the Escrow Amount, and if such payments exceed the Escrow Amount, Seller shall promptly pay the excess to Buyer.

         All disputes, claims or controversies under this Section 1.4 which are not resolved by mutual agreement shall be resolved under Section 9.11.

         1.5 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Day, Berry & Howard LLP, CityPlace I, Hartford, Connecticut, at 10:00 a.m. on June _____, 1999 or at such other time and place as shall be mutually agreed to by the parties, such Closing to be effective as of 5:00 p.m. on the date thereof (the "Closing Date"). All documents to be delivered at the Closing and acts to be performed thereat shall be deemed to have been delivered and performed simultaneously.

         1.6 DELIVERY OF AGREEMENT FOR ASSUMPTION OF LIABILITIES, LEASE ASSIGNMENTS AND LICENSES. At the Closing, Buyer shall deliver or cause to be delivered to Seller, an Agreement for Assumption of Liabilities by Buyer in the form of EXHIBIT 1.6(a) hereto and an Assignment and Assumption of Lease with respect to the Leases relating to the premises located in Chandler, Arizona, in the form of EXHIBIT 1.6(b) hereto.

         1.7 TRANSFER OF SUBJECT ASSETS. At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Subject Assets. Such instruments of transfer (i) shall be in the forms of the Assignment and Bill of Sale and the Patent and Trademark Assignment attached hereto as EXHIBITS 1.7(a) AND (b), respectively (collectively, the "Transfer Instruments"), and (ii) shall effectively vest in Buyer good and valid title to all the Subject Assets, free and clear of all liens and restrictions, other than Permitted Encumbrances, and subject to Seller's representations and warranties set forth in Section 2.

         1.8 DELIVERY OF RECORDS AND CONTRACTS. At the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller's leases, contracts, commitments, agreements (including without limitation non-competition agreements) and rights relating to the conduct and operation of the Business, with such assignments thereof and consents to assignments as are identified on
SCHEDULE 1.8 to assure Buyer of the adequate benefit of the same. Seller shall also deliver to Buyer at the Closing all of the Books and Records other than the Excluded Records in accordance with the terms of Section 1.1(b)(iv), and Seller shall take all requisite steps to put Buyer in actual possession and operating control of such assets. Notwithstanding the foregoing, to the extent that any such Books and Records are located at the premises of the Business in Chandler, Arizona or Watford,

Hertfordshire, England, at the Closing Date, Seller shall be deemed to have delivered such Books and Records to Buyer pursuant to this Section 1.8.

         1.9 FURTHER ASSURANCES. Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets in accordance with this Agreement. Seller shall cooperate with Buyer to permit Buyer to enjoy Seller's rating and benefits under worker's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Seller as otherwise set forth in this Agreement.

         1.10 ALLOCATION OF PURCHASE PRICE. Buyer will allocate the Purchase Price based on Buyer's determination of fair market value of the Inventory, Fixed Assets, Receivables, Trade Payables and other categories as exist on the Closing Date, which allocation will be in accordance with Section 1.1060-IT of the Treasury Regulations promulgated under the Code, as amended. Such allocation shall be conclusive and binding on Buyer and Seller for tax purposes. Neither Seller nor Buyer shall, without written approval of the other, file any tax returns which take any position inconsistent with such allocation. Buyer and Seller will notice each other as soon as reasonably practicable of any audit adjustment or proposed audit adjustment by any taxing authority which affects the allocation.

         1.11 SALES AND TRANSFER TAXES. All sales and transfer taxes, fees, duties and other similar expenses under applicable law incurred in connection with this Agreement or the transactions contemplated thereby will be borne and paid by Buyer, and Buyer shall promptly reimburse Seller for the payment of any such tax, fee or duty which it is required to make under applicable law.

         1.12 ACCOUNTS RECEIVABLE.

                  (a) Seller shall use its commercially reasonable efforts to assist Buyer in collecting the Receivables following the Closing. Any and all amounts received by Seller in respect of any Receivables shall be remitted to Buyer within ten (10) business days. Buyer will follow its normal and customary practices in trying to collect the Receivables, but it will not be obligated to begin or prosecute any legal actions to collect them. Buyer, at its option, may reassign to Seller any Receivables which Buyer has not collected within ninety
(90) days after the Closing Date and may then pursue its remedies under Section 8 with respect to such uncollected Receivables.

                  (b) "Commercially reasonable efforts" or similar variations thereof when used in this Agreement mean that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require an expenditure of funds or the incurring of a liability on the part of the obligated party, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

                  (c) Seller shall reimburse Buyer for any tax Buyer paid on a Receivable acquired by Buyer where the customer of that Receivable subsequently demonstrates that such customer was tax exempt.

         1.13 PROCEDURES FOR ASSETS NOT TRANSFERABLE.

                  (a) If any of the Subject Assets, including any Contract, Lease, License, Governmental Permit, certificate, approval, authorization, agreement, or other right, is not assignable or transferable either by virtue of the provisions thereof or under applicable law without the consent of some party or parties (each a "Nonassignable Asset") and any such consent is not obtained prior to the Closing, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and, unless otherwise agreed between Buyer and Seller with respect to any such Nonassignable Asset, Buyer shall not assume Seller's obligations with respect thereto as provided herein, but Seller shall use all commercially reasonable efforts to obtain any such consent as soon as possible after the Closing or otherwise obtain for Buyer the practical benefit of such property or rights and Buyer shall use all commercially reasonable efforts to assist in that endeavor; provided, however, that this Section 1.13 shall not apply with respect to Leases related to the Leased Real Property located in the United Kingdom which will be governed pursuant to the License to Occupy. Any Nonassignable Asset is set forth in
SCHEDULE 1.13.

                  (b) To the extent permitted by applicable law, in the event consents to assignment cannot be obtained, such Nonassignable Assets shall be held, as and from the Closing Date, by Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall, as Buyer may reasonably request, take or cause to be taken at Buyer's expense such action in its name or otherwise so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Seller shall promptly pay over to Buyer all money or other consideration received by it with respect to all Nonassignable Assets. As of and from the Closing Date, Seller authorizes Buyer, to the extent permitted by applicable law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf with respect thereto.

                  (c) In the event that any purchase order included in the Subject Assets is not assigned by Seller by reason of the foregoing provisions of this Section 1.13, Buyer agrees to purchase from Seller at the contract price all property thereunder which Seller is obligated to purchase and Seller agrees to sell the same to Buyer at such price. In the event that any sales order included in the Subject Assets is not assigned by Seller by reason of the foregoing provisions of this Section 1.13, Buyer agrees to sell to Seller any products required to complete such contracts at the same price provided for therein and otherwise to complete such contracts on behalf of Seller and Seller agrees to purchase the same from Buyer at such price. If Seller fails to comply with the provisions of this

Section 1.13, Buyer may, to the extent permitted by applicable law, on its own behalf undertake to complete such contracts and collect amounts due thereunder in the name of Seller.

         1.14 EMPLOYEES, WAGES AND BENEFITS.

                  (a) All employees of Seller related to the Business are set forth on SCHEDULE 1.14. In each case such Schedule includes the current job title and aggregate annual compensation of each individual. Seller shall terminate all employees set forth on SCHEDULE 1.14 and Seller shall be responsible for making all unpaid wage payments and providing any other benefits due upon termination of employment to such terminated employees and their spouses or beneficiaries, where applicable, in respect of such terminations, except for accumulated vacation, holiday or sick leave. Buyer shall assume obligations and liabilities with respect to any employees of Seller whom Buyer employs that are associated with or arise out of the Closing and the termination of their employment by Seller. It is contemplated that Buyer will offer employment to all such terminated employees, listed on SCHEDULE 1.14A, immediately after the Closing as at-will employees, at substantially the same salary as previously provided by Seller, provided that each such employee agrees, as a condition of employment, to execute Buyer's standard form of Confidentiality Agreement (as modified to reflect any changes required by or appropriate under California or other applicable law) and such other agreements as Buyer deems reasonably necessary to conduct its business. It is understood that the employment of the employees of the Business who accept Buyer's offer of employment will not commence until immediately following the close of business on the Closing Date. Notwithstanding the foregoing, Buyer shall have no obligation to offer employment to any employees of Seller who are treated by Seller as a temporary employee, lease employee, or contract employee. Further, Buyer shall have no obligation to offer employment to any employee of Seller who is on an approved leave of absence that has lasted longer than or is expected to last longer than thirty (30) days other than any employees on any legally protected leave of absence (e.g. military leave or leave under the Family and Medical Leave Act), in which case, such employment shall be effective as of the date they present themselves for work with Buyer immediately upon the termination of such protected leave of absence. Any employee that falls within the immediately preceding sentence is so indicated on SCHEDULE 1.14.

                  (b) Buyer specifically reserves to itself the right to employ or reject any of Seller's employees or other applicants in its sole and absolute discretion. Seller acknowledges and agrees that Buyer may interview and discuss employment terms and issues with Seller's employees related to the Business. Nothing in this Agreement shall be construed as a commitment or obligation of Buyer to accept for employment, or otherwise employ, any of Seller's employees.

                  (c) (i) Seller shall pay all wages, salaries, commissions and the cost of all fringe benefits provided to each employee of Seller that is engaged in employment with respect to the Business, which wages, salaries, commissions and benefits shall have become due for work performed by such employee as of and through the Closing, and Seller shall collect and pay all taxes in respect of such wages, salaries, commissions and benefits. Seller shall retain liability for benefits to all individuals entitled to benefits required to be provided by the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 607 of the

Employee Retirement Income Security Act of 1974 ("ERISA") as of the Closing including, without limitation, with respect to any individual entitled to such coverage prior to the Closing and any individual who loses health care coverage as a result of the transactions contemplated by this Agreement; and

                      (ii) Buyer shall pay all wages, salaries, commissions and the cost of all fringe benefits provided to each employee of Buyer that is engaged in employment by Buyer with respect to the Business, which wages, salaries, commissions and benefits shall have become due for work performed by such employee from and after the Closing, and Buyer shall perform all tax withholding, collection, payment and reporting duties in respect of such wages, salaries, commissions and benefits.

                  (d) Seller acknowledges and agrees that Buyer is not assuming and shall not have any obligations or liabilities under any Employee Program (as defined in Section 2.21 hereof) maintained by, or for the benefit of employees of, Seller, except obligations for accumulated vacation, holiday and sick leave to employees who are employed by Buyer.

                  (e) As regards any of the employees of Seller in the United Kingdom ("UK Employees"), if any contract of employment of a person who is not a UK Employee has effect as if originally made between Buyer and such person as a result of the Transfer of Undertakings (Protection of Employment) Regulations 1981 (the "Regulations"):

                           (i) Buyer may within three (3) months of becoming
aware of the application of the Regulations to such contract, give notice to such person to terminate such contract; and

                           (ii) Seller shall indemnify and keep indemnified
Buyer against any costs (including any costs relating to settlement), claims, liabilities or expenses arising out of or in connection with such termination and against any sums payable to or in relation to such person under or in connection with such contract to the date of such termination.

         Furthermore, if as of the Closing, any of the terms and conditions of employment of any of the UK Employees differs or was omitted from those which have been provided by Seller to Buyer prior to the Closing, Seller shall indemnify and keep indemnified Buyer against any cost (including any costs relating to settlement), claims, liabilities or expenses incurred by Buyer which Buyer would not have incurred in the absence of such difference or omission.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

         2.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby makes to Buyer the representations and warranties contained in this Section 2.

         2.2 ORGANIZATION AND QUALIFICATIONS OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to own or lease its properties related to, used in or held for use in connection with the Business and to conduct the Business in the manner and in the places where such properties are owned or leased or the Business is currently conducted or proposed to be conducted. The copies of Seller's Articles of Incorporation as amended to date, certified by the Secretary of State of the State of Nevada, and of Seller's bylaws, as amended to date, certified by Seller's Secretary, and heretofore delivered to Buyer's Counsel, are complete and correct, and no amendments thereto are pending. Seller is not in violation of any term of its Articles of Incorporation or bylaws. Seller is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the failure to so qualify would have a material adverse effect upon the Business.

         2.3 SUBSIDIARIES. Seller does not have any subsidiary, other than Photomatrix Ltd., and does not own or have any direct or indirect interest in or control over any other corporation, partnership, limited liability company, joint venture or entity of any kind, which corporation, partnership, limited liability company, joint venture or other entity is engaged in activities or operations related to the conduct and operations of the Business.

         2.4 AUTHORITY OF SELLER, I-PAC AND PARENT. Seller, I-PAC and Parent have all necessary corporate power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller, I-PAC or Parent pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Seller, I-PAC or Parent of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Seller, I-PAC or Parent and no other action on the part of Seller, I-PAC or Parent is required in connection therewith. Approval by the Board of

Directors of Seller's Parent of this Agreement and the transfer of the Subject Assets and the Business to Buyer has been obtained.

         This Agreement and each agreement, document and instrument executed and delivered by Seller, I-PAC or Parent pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller, I-PAC or Parent enforceable in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar laws of general application affecting the rights and remedies of creditors and by general equity principles. Except as specifically identified on
SCHEDULE 2.4, the execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument:

                           (i) does not and will not violate any provision of the organizational documents of Seller, I-PAC or Parent;

                           (ii) does not and will not violate any applicable law, order, judgment, decree, rule or regulation of any court or any governmental body having jurisdiction over Seller, I-PAC or Parent or any of the Subject Assets or require Seller, I-PAC or Parent to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise), except for consents of third parties that are required to transfer or assign to Buyer any Subject Assets or assign the benefits of or delegate performance with regard thereto; and

                           (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, give rise to a right of termination of, or permit any third party to exercise any additional rights under, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller, I-PAC or Parent is a party or by which Seller's, I-PAC's or Parent's property is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets, other than a Permitted Encumbrance arising as a result of the transactions contemplated hereby, except in each case
         (i), (ii) or (iii) which would not have a material adverse effect on the Subject Assets and the Business taken as a whole.

         2.5 REAL AND PERSONAL PROPERTY.

                  (a) OWNED REAL PROPERTY. Seller does not own any real property.

                  (b) LEASED REAL PROPERTY. All of the real property leased by Seller as tenant or lessee and utilized in the Business is identified on
SCHEDULE 2.5(b) (collectively referred to herein as the "Leased Real Property"). Seller hereby makes the following representations and warranties with respect to the Leased Real Property:

                           (i) LEASES. The copies of the leases of the Leased Real Property, together with any amendments thereto (collectively, the "Leases"), delivered by Seller to Buyer and the information with respect to each of the

         Leases set forth in SCHEDULE 2.5(b) is complete, accurate, true and correct. With respect to each of the Leases, except as set forth on
         SCHEDULE 2.5(b):

                                    (1) each of the Leases is in full force and
                  effect and has not been further modified, amended, or altered, in writing or otherwise;

                                    (2) all obligations of the landlord and/or
                  tenant under the Leases which have accrued have been performed, and to the best of the knowledge of Seller, there is no default under any Lease by Seller, and to Seller's knowledge, there is no default under any Lease by the landlord; and

                                    (3) Seller has obtained or will obtain prior
                  to the Closing the consent of each landlord or lessor under any Leases whose consent is required to the assignment of the Leased Real Property to Buyer;

                           (ii) TITLE AND DESCRIPTION. Seller holds a valid and enforceable leasehold interest in the Leased Real Property, free and clear of all liens, restrictions and incumbrances (except as disclosed in Schedule 2.5(b) and other than Permitted Encumbrances);

                           (iii) REAL ESTATE TAXES. To Seller's knowledge, Seller has not received notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Leased Real Property;

                           (iv) CONDITION. Except as set forth on SCHEDULE 2.5(b), to the best of Seller's knowledge there are no material defects in the physical condition of any improvements constituting a part of the Leased Real Property leased by Seller, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and all of such improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. Except as set forth on SCHEDULE 2.5(b), none of such Leased Real Property is subject to special flood or mudslide hazards or within the 100 year flood plain. All water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of such Leased Real Property have been installed and connected pursuant to valid permits, and are sufficient to service such Leased Real Property; and

                           (v) COMPLIANCE WITH LAW; GOVERNMENT APPROVALS. Seller has not received notice from any governmental authority of any violations of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Leased Real Property that has not been corrected heretofore, and no such violation now exists which could have an adverse effect on the operation or value of such Leased Real Property. To the best of Seller's knowledge all improvements constituting a part of the Leased Real Property are in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and there are presently in effect all licenses, permits and authorizations required by law, ordinance or regulation. The transfer of the

         Leased Real Property to Buyer shall include all rights to use of any off-site facilities necessary to ensure compliance with all such laws, ordinances, codes and regulations. There is at least the minimum access required by applicable subdivision or similar law to the Leased Real Property. Seller has not received notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Leased Real Property.

                  (c) PERSONAL PROPERTY. A complete description of the machinery, equipment and other tangible property of Seller relating to, used in or held for use in the Business is contained in SCHEDULE 2.5(c). Except as specifically disclosed in said Schedule, Seller has good and valid title to or a leasehold interest in all of such personal property. The transfer of such personal property from Seller to Buyer pursuant to the terms of this Agreement and the Transfer Instruments shall effectively transfer to Buyer good and valid title to or a leasehold interest in all of such personal property, free and clear of all liens, restrictions and encumbrances (except as disclosed in SCHEDULE 2.5(c) and other than Permitted Encumbrances). None of such personal property or assets relating to, used in or held for use in the Business, is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except for Permitted Encumbrances or as specifically disclosed in said SCHEDULE 2.5(c). Except as otherwise specified
SCHEDULE 2.5(c), any such items related to, used in or held for use in the Business are in good repair, have been well maintained, substantially comply with all applicable laws, ordinances and regulations, and are in good working order.


         2.6 FINANCIAL STATEMENTS.

                  (a) Seller has delivered to Buyer the following, copies of which are attached hereto as SCHEDULE 2.6:

                           (i) a balance sheet of the Business for its fiscal year ended on March 31, 1998 and statements of income, retained earning and cash flow for the year then ended, audited by Seller's independent accountants; said financial statements having been prepared in accordance with generally accepted accounting principles ("GAAP"), are complete and correct in all material respects, and present fairly in all material respects the financial condition of the Business at the date of said financial statements; and

                           (ii) a balance sheet of the Business as of a date within three (3) business days of the Closing Date (the "Closing Balance Sheet"), with Accounts Receivable reserves of One Hundred Forty-Two Thousand Dollars ($142,000) and Inventory reserves of Six Hundred Ninety-Nine Thousand Dollars ($699,000) (together, the "Reserves"), certified by the chief financial officer of Seller that said Closing Balance Sheet has been prepared on a basis consistent with that of the aforementioned financial statements (i.e., in accordance with GAAP as to the Company's accounting practices and methods), is complete and correct in all material respects, and presents fairly in all material respects the financial condition of the Business at the date of said Closing Balance Sheet. It is understood between the parties that the Closing Balance Sheet is not intended to be a complete set of financial statements prepared in accordance with GAAP.

         The financial condition of the Business at the Closing Date will not differ in any material respect from the financial condition of the Business at the date of the Closing Balance Sheet.

                  (b) As of the date of the Closing Balance Sheet and as of the Closing, Seller has and will have no liabilities related to the Business which will become liabilities or obligations of Buyer of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to the conduct of Business, or the activities of Seller related thereto, prior to the date of the Closing Balance Sheet, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Closing Balance Sheet which will be Assumed Liabilities.

                  (c) As of the date hereof and immediately prior to the Closing, Seller, I-PAC and Parent had and each will have assets greater than its liabilities and, immediately after the Closing, each will be able to pay its debts and obligations as they become due in the ordinary course of business.

         2.7 TAXES.

                  (a) Seller has paid or caused to be paid all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), required to be paid by it with respect to the Business through the date hereof.

                  (b) U.K. TAXES GENERAL.

                           (i) None of the Subject Assets of that part of the Business currently carried on in the United Kingdom are subject to an outstanding Inland Revenue charge as defined in Section 237 Inheritance Tax Act 1984;

                           (ii) No circumstances exist, or but for Section 204(6) Inheritance Tax Act 1984 would exist, such that a power of sale could be exercised in relation to any of the Subject Assets pursuant to
         Section 212 Inheritance Tax Act 1984 (contingent liability of transferee for unpaid inheritance tax); and

                           (iii) There is no instrument which is necessary to establish Seller's title to any of the Subject Assets pursuant to this Agreement which is liable to stamp duty in the United Kingdom but which has not been duly stamped or which would attract stamp duty if brought within the United Kingdom.

                  (c) U.K. VALUE ADDED TAX ("VAT").

                           (i) Seller is a registered and taxable person for the purposes of the VAT Act 1994;

                           (ii) So far as Seller is aware, none of the Subject Assets is an asset to which Part XV of the Value Added Tax Regulations 1995 (adjustments to the deductions of input tax on capital items) applies;

                           (iii) So far as Seller is aware, it is not approved for the purposes of the Customs Duties (Deferred Payment) Regulations 1976 (deferral of duty on imports); and

                           (iv) Neither Seller nor any member of its VAT group has made an election pursuant to the provisions of paragraph 2 Schedule 10 of the VAT Act 1994 in respect of the Subject Assets and Seller undertakes that neither it nor any member of its VAT group will make any such election prior to Closing.

                  (d) U.K. TAXATION AND EMPLOYEES.

                           (i) None of Seller's employees to be transferred to Buyer have any interest in or right to any readily convertible asset provided by Seller prior to Closing (as defined in Section 203F Income and Corporation Taxes Act 1988) in respect of which so far as Seller is aware Buyer will have a liability to account for income tax under Pay As You Earn ("PAYE") or national insurance contributions in the three months following Closing; and

                           (ii) Seller has properly operated the U.K. PAYE and other tax and national insurance contribution systems relating to the U.K. Business and has deducted tax as required by U.K. law from all payments to or treated as made to or benefits provided for Seller's employees and ex-employees and consultants and has duly accounted to the Inland Revenue and/or the Department of Social

         Security (as the case may be) for tax so deducted and contributions payable. Seller has maintained and retained such books and records relating to PAYE and to national insurance contributions as it is required to maintain and retain.

                  (e) U.K. CAPITAL ALLOWANCES CLAUSE.

                           (i) The parties agree that, as soon as practicable following the Closing, they will agree on an apportionment of the Purchase Price to be attributed to those Subject Assets of the Business in the United Kingdom which constitute machinery and plant for the purposes of the Capital Allowances Act 1990 and the proportion which represents fixtures and shall execute an election under Section 59B if appropriate.

         2.8 ACCOUNT RECEIVABLES. The Receivables represent valid obligations arising from sales actually made or services actually performed by Seller in the ordinary course of the Business and are or will be at the Closing valid and enforceable claims and subject to no set off or counterclaim except as set forth in SCHEDULE 2.8. All Receivables on the Closing Balance Sheet are collectible, subject to the One Hundred Forty-Two Thousand Dollar ($142,000) accounts receivable reserve stated thereon. No Receivables exist from any person, firm or corporation which is affiliated with Seller or from any director, officer or employee of Seller, except as disclosed in SCHEDULE 2.8; any Receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

         2.9 INVENTORY. The Inventory is of quality and quantity usable or saleable in the ordinary course of the Business at prices consistent with Seller's experience during the fiscal year ended March 31, 1999, except for obsolete items and items of below-standard quality to net realizable values that have been adjusted through the recording of inventory reserves on Seller's Books and Records. The Inventory on the Closing Balance Sheet has been valued at the lower of cost or market as stated on a consistent basis in accordance with GAAP and with Seller's accounting practices and methods consistently applied. The quantities of purchase commitments for Inventory are consistent with the conduct of the Business in the ordinary course by Seller. The Inventory is located on the Leased Real Property or with field service technicians, or, as set forth on
SCHEDULE 2.9, on the property of customers or perspective customers or vendors of the Business.

         2.10 ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES.

                  (a) Since March 31, 1998, Seller has conducted the Business only in the ordinary course and consistently with its prior practices. Except in the ordinary course consistent with past practices, since March 31, 1998 there has not been with respect to the Business:

                           (i) any change in the Subject Assets or the Assumed
                  Liabilities or the Business taken as a whole (except continuing operating losses at a level consistent with those experienced since March 31, 1998), which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Business;

                           (ii) any cancellation of any material debt or claim
                  owing to, or waiver of any material right of, Seller;

                           (iii) any mortgage, encumbrance or lien (other than
                  Permitted Encumbrances) placed on any of the Subject Assets which remains in existence on the date hereof or will remain on the Closing Date;

                           (iv) any material liabilities related to customers or
                  suppliers of the Business that are not set forth on Seller's Books and Records as of March 31, 1998 or incurred in the ordinary course of the Business since that date (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                           (v) any purchase, sale or other disposition, or any
                  agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller related to, used in or held for use in the Business, other than in the ordinary course of the Business;

                           (vi) any damage, destruction or loss, whether or not
                  covered by insurance, that had or could reasonably be expected to have a material adverse effect with respect to the Business;

                           (vii) any labor trouble or claim of unfair labor
                  practices involving the Business; any change in the compensation payable or to become payable by Seller to any of its officers, employees, agents or independent contractors engaged in employment or activities related to the Business, other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                           (viii) any change with respect to the officers or
                  management of Seller engaged in employment or activities related to the Business;

                           (ix) any obligation or liability incurred by Seller
                  to any of its officers or employees engaged in employment or activities related to the Business, or any loans or advances made by Seller to any of its officers or employees engaged in employment or activities related to the Business, except normal compensation and expense allowances payable to officers or employees;

                           (x) any other transaction entered into by Seller with
                  respect to the Business other than transactions in the ordinary course of business;

                           (xi) since March 31, 1998, any Inventory which has
                  been sold or disposed of, except in the ordinary course of the Business; or

                           (xii) any agreement or understanding whether in
                  writing or otherwise, for Seller to take any of the actions specified in paragraphs (i) through (xi) above.

         (b) Since March 31, 1998 there has not been with respect to the Business, any change in accounting methods or practices, credit practices or collection policies used by Seller with respect to the Business.

         2.11 INTELLECTUAL PROPERTY.

                  (a) Except as described in SCHEDULE 2.11, Seller has exclusive ownership of or a valid right to use the Intellectual Property. Seller's rights in all of the Intellectual Property are freely transferable. To Seller's knowledge, there are no claims or demands of any other person pertaining to any of such Intellectual Property and no material proceedings have been instituted, or are pending or, to Seller's knowledge, threatened, which challenge the rights of Seller in respect thereof. Seller, to the best of its knowledge, has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, processes, computer software, systems, data compilation research results and other information required for or incident to the Business as presently conducted or contemplated to be conducted.

                  (b) To the knowledge of Seller, the licensors under the Licenses have and had all requisite power and authority to grant the rights purported to be conferred thereby.

                  (c) Seller has taken all steps required in accordance with sound business practices to establish and preserve its ownership of all Intellectual Property rights with respect to the services and technology employed in the Business. Seller has required all of its professional and technical employees employed in connection with the Business, and other employees having access to the Millennium Technology or the Proprietary Business Information, to execute agreements under which such employees are required to convey to Seller ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of Seller. Seller has not made any such information available to any person other than employees of Seller employed in connection with the Business except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof, except for disclosures of information which are not material in amount or kind. Seller has no knowledge of any material infringement by others of the Millennium Technology, the Proprietary Business Information or the Trademarks.

                  (d) To Seller's knowledge, the present and contemplated business, activities and products of the Business do not infringe any Intellectual Property of any other person. No proceeding charging Seller with infringement of any adversely held Intellectual Property has been filed or, to Seller's knowledge, is threatened to be filed. To Seller's knowledge, there exists no unexpired patent or patent application owned by any person (including, without limitation, any affiliates of Seller, other than patents transferred in connection with Project Millennium) which includes claims that would be infringed by products of the Business being produced or sold or actively planned for production or sale at the Closing Date. To Seller's knowledge, Seller is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employee of Seller. To Seller's knowledge, the activities of Seller's employees in the Business on behalf of Seller do not violate any agreements or arrangements which any such employees have with former employers or other persons.

         2.12 CONTRACTS. Except for Contracts listed on SCHEDULE 1.1(a)(vii) and the Licenses listed on SCHEDULE 1.1(a)(xiv) (true and complete copies of which Contracts and Licenses have been delivered to Buyer) or as otherwise set forth on SCHEDULE 2.12, Seller is not a party to or subject to any of the following with respect to the Subject Assets or the Business:

                  (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any agreement with any labor union;

                  (b) any employment contract, contract for services, loan or advance, severance arrangement, golden parachute or the like;

                  (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course of less than One Thousand Dollars ($1,000) each, such orders not exceeding Fifteen Thousand Dollars ($15,000) in the aggregate;

                  (d) any other material contracts or agreements creating any material obligations of Seller not specifically disclosed elsewhere under this Agreement or which will impose any liability or obligation on Buyer;

                  (e) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (f) any contract or agreement which by its terms does not terminate or is not terminable without penalty by Seller or any successor or assign within one year after the date hereof;

                  (g) any contract or agreement for the manufacture, sale or lease of its products not made in the ordinary course of business;

                  (h) any contract which, as a result of the execution, delivery and performance of this Agreement and each agreement, document and instrument executed and delivered by Seller pursuant to this Agreement, will give rise to or permit any third party to exercise additional rights under any contract or agreement to which Seller is a party and which is included in or related to the Subject Assets or the Assumed Liabilities, including, without limitation, any contract which provides for the transfer of any intellectual property, such as source code or other information, upon a change in control of Seller;

                  (i) any contract with any sales agent or distributor of products or services of Seller;

                  (j) any contract containing covenants limiting the freedom of Seller or its assignees or successors to compete in any line of business or with any person or entity;

                  (k) any contract or agreement for the purchase of any fixed asset;

                  (l) any license agreement (as licensor or licensee);

                  (m) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

                  (n) any contract or agreement with any officer, employee, director or stockholder of Seller or with any persons or organizations controlled by or affiliated with it.

         Seller is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

         2.13 LITIGATION. SCHEDULE 2.13 hereto lists all currently pending litigation (including without limitation any arbitration proceedings) and governmental or administrative proceedings or investigations relating to the Business to which Seller is a party. Except for matters described in SCHEDULE 2.13, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller or any affiliate of Seller which could reasonably be expected to have any adverse effect on the Subject Assets or the Business taken as a whole or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, SCHEDULE 2.13 sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

         2.14 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 2.14, Seller is in compliance to the best of its knowledge with all applicable statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to Seller with respect to the conduct of the Business, and Seller has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation. Seller does not know of any pending or threatened change of any laws, ordinances or regulations which could reasonably be expected to have a material adverse effect on the Subject Assets and the Business taken as a whole.

         2.15 INSURANCE. The physical properties and assets of Seller related to, used in or held for use in, the Business are insured to the extent disclosed in SCHEDULE 2.15 and all insurance policies and arrangements of Seller with respect thereto are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and Seller is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the activities engaged in by Seller with respect to the Business and is sufficient for compliance by Seller with all requirements of law and all agreements and leases in which Seller is a party with respect to the Business.

         2.16 WARRANTY OR OTHER CLAIMS. Except as set forth in SCHEDULE 2.16, and since March 31, 1997 there have been no, and there are no existing or to Seller's knowledge, threatened product liability, warranty, price redetermination or renegotiation or other similar claims with respect to the Business, or any facts upon which a material claim of such nature could be based, against Seller or its products for products or services which are defective or fail to meet any product or service warranties.

         2.17 POWERS OF ATTORNEY. With respect to the conduct and operations of the Business, Seller has not granted powers of attorney which are presently outstanding.

         2.18 PERMITS; BURDENSOME AGREEMENTS. SCHEDULE 2.18 lists all Governmental Permits necessary in order for Seller to conduct the Business as it is now being operated, which Governmental Permits are required by currently effective laws, rules or regulations. Seller has obtained all such Governmental Permits, which are valid and in full force and effect, and is operating in compliance therewith. Except as disclosed in SCHEDULE 2.18, all such Governmental Permits will be available and assigned to Buyer and remain in full force and effect upon Buyer's purchase of the Subject Assets, and no further Governmental Permits will be required in order for Buyer to conduct the Business subsequent to the Closing as currently conducted by Seller. Except as disclosed in SCHEDULE 2.18 or in any other Schedule hereto, Seller is not subject to or bound by any judgment, decree or order which could reasonably be expected to have a material adverse effect on the Subject Assets and the Business taken as a whole.

         2.19 CORPORATE RECORDS; COPIES OF DOCUMENTS. Seller has made, or upon request will make, available for inspection and copying by Buyer and its counsel complete and correct copies of the Books and Records, the Excluded Records and any documents referenced in the Schedules delivered to Buyer pursuant to this Agreement.

         2.20 RELATED TRANSACTIONS. Neither Seller nor any of its affiliates, stockholders, directors, officers or supervisory employees, nor, to the knowledge of Seller, any of their respective spouses or family members owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Business, or any organization which has a material contract or arrangement with Seller related to the Business, other than PHRX

Precision Manufacturing (d.b.a. Amcraft Manufacturing), I-PAC Manufacturing Inc., Parent, and National Metal Technology.

         2.21 EMPLOYEE BENEFIT PROGRAMS.

                  (a) SCHEDULE 2.21 lists every Employee Program (as defined below) that Seller has maintained, contributed to or under which it has any liability at any time since December 31, 1992. With respect to each such Employee Program, Seller has made available to Buyer true and complete copies of the most recent summary plan or other written description.

                  (b) Each Employee Program which has ever been maintained by Seller or any Affiliate with respect to any employees of Seller engaged in employment related to the Business and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been continuously qualified under the applicable section of the Code since the effective date of such Employee Program. No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                  (c) All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by Seller or any Affiliate with respect to any employees of Seller engaged in employment related to the Business, have been timely made.

                  (d) Except as described in SCHEDULE 2.21, no Employee Program maintained by Seller or any Affiliate with respect to any employees of Seller engaged in employment related to the Business (i) that is subject to Title IV of ERISA (other than a Multiemployer Plan, as defined in Section 3(37) of ERISA) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), or (ii) fails to comply with any provision of ERISA, other applicable law, or any agreement which, in the case of either (i) or (ii) could subject Buyer to any material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. Neither Seller nor any Affiliate has ever maintained a Multiemployer Plan, covering any employees of Seller engaged in employment related to the Business. None of the Employee Programs ever maintained by Seller or any Affiliate has ever provided health care or any other non-pension benefits to any employees of Seller engaged in employment related to the Business after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (e) For purposes of this section:

                           (i) "Employee Program" means, in respect of any employee of the Business, each "employee benefit plan," as defined in
         Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and each profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare or incentive plan, or sick leave, long-term disability, medical, hospitalization, life insurance, other insurance plan, or other employee benefit plan program or arrangement, whether written or unwritten, qualified or non-qualified, funded or unfunded, maintained or contributed to by Seller;

                           (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries; and

                           (iii) An entity is an "Affiliate" of Seller if it would have ever been considered a single employer with Seller under ERISA Section 4001(b) or part of the same "controlled group" as Seller for purposes of ERISA Section 302(d)(8)(C).

         2.22 ENVIRONMENTAL MATTERS.

                  (a) In connection with the operation of the Business conducted on the Leased Premises, except as set forth in SCHEDULE 2.22 or as otherwise permitted by law, (i) Seller has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Substance (as defined below);
(ii) no Hazardous Substance has ever been spilled, released, discharged, or disposed of by Seller, or used by Seller, or to Seller's knowledge is currently located in the soil or groundwater on the Leased Premises; (iii) no Hazardous Substance has ever been transported by or for Seller for treatment, storage, or disposal at any other place; and (iv) in connection with the presence of any Hazardous

Substance, to Seller's knowledge no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Seller.

                  (b) In connection with the operation of the Business conducted on the Leased Premises, except as set forth in SCHEDULE 2.22, (i) Seller has to the best of its knowledge never violated any Environmental Law (as defined below) nor, to Seller's knowledge, has any material liability under, any Environmental Law; (ii) Seller is presently in compliance with all applicable Environmental Laws in all material respects; (iii) Seller has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) Seller has no knowledge or reason to know that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

                  (c) Except as set forth in SCHEDULE 2.22, to Seller's knowledge, the Leased Premises do not contain any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                  (d) Seller has provided to Buyer copies of all documents, records, and information maintained by Seller for regulatory purposes concerning any environmental or health and safety matter relevant to Seller and that relates to the operations of the

Business, whether generated by Seller or others and given to Seller, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Substances, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                  (e) For purposes of this Section 2.22, (i) "Hazardous Substance" means any substance or material that is regulated under any Environmental Law or is deemed by any Environmental Law to be "hazardous", "toxic", a "contaminant", "waste", "a source of contamination" or a "pollutant", other than normal office and janitorial products; (ii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iii) "Seller" shall mean and include Seller and any affiliates of Seller for whose conduct Seller is or may be held responsible under any Environmental Law.

         2.23 EMPLOYEES; LABOR MATTERS. With respect to the Business, Seller employs approximately thirty-three (33) full time employees, no part-time employees and no temporary employees. Seller generally enjoys good employer-employee relationships. None of such employees is covered by any union, collective bargaining or other similar labor agreement, nor is Seller engaged in the negotiation of any of the same, nor has Seller received notice from any union of a request to negotiate any of the same. Except as set forth on SCHEDULE 2.23, Seller does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. There is no requirement for a work permit in relation to the employment of any of the employees in the Business and, other than as set forth on SCHEDULE 1.14, no such employee has given notice to terminate his contract of employment or is under notice of termination. Seller has received no information to indicate that any of its employment policies or practices with respect to the Business is currently being audited or investigated by any federal, state, local or foreign governmental agency. No person has a right to return to work or to be reinstated or reengaged in the Business. Seller is, and at all times since November 6, 1986 has been, in compliance with the requirements of this Immigration Reform Control Act of 1986 with respect to employees in the Business.

         2.24 CUSTOMERS, DISTRIBUTORS AND SUPPLIERS. SCHEDULE 2.24(a) lists each customer, representative or distributor of the Business (whether pursuant to a commission, royalty or other arrangement) (collectively, the "Customers and Distributors"). SCHEDULE 2.24(b) is a true and complete list of the suppliers of the Business (the "Suppliers"). With respect to the Business, the relationships of Seller with its Suppliers, Customers and Distributors are good commercial working relationships.

         2.25 PURCHASE COMMITMENTS. Except as set forth in SCHEDULE 2.25, Buyer shall have no obligation to Seller or Seller's affiliates for open purchase orders as of the Closing or thereafter.

         2.26 REQUIRED CONSENTS. SCHEDULE 2.26 lists all of the Contracts and whether (i) such Contracts require consent to permit them to be assigned to Buyer, (ii) such

Contracts are silent on whether consent is required or (iii) such Contracts do not require consent to permit them to be assigned to Buyer.

         2.27 ADEQUACY OF SUBJECT ASSETS. Except for the Excluded Assets set forth in Section 1.1(b)(ii)-(iv), the Subject Assets represent all of the properties and assets that the Buyer requires in order to operate the Business in the same manner as the Seller operated it on and prior to the Closing Date. In the event this Section 2.27 is breached because Seller has failed to identify and transfer any assets or properties used in the Business, such breach shall be deemed cured if Seller promptly transfers such properties or assets to Buyer and Buyer shall have no further remedy with respect thereto.

         2.28 YEAR 2000 COMPLIANCE.

                  (a) PRODUCTS OF THE BUSINESS. The products of the Business can properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

                  (b) INTERNAL SYSTEMS AND OPERATIONS. Except as set forth
SCHEDULE 2.28(b), all material internal systems used by or on behalf of Seller in the operation and management of the Business and that are being transferred to Buyer, including without limitation financial management and accounting, manufacturing, order processing, distribution, and similar systems used in operations, are Year 2000 Compliant.

                  (c) THIRD PARTIES. Seller has made the inquiries and investigation as to the Year 2000 Compliance of all third parties as set forth in SCHEDULE 2.28(c). Responses received thereto are set forth in SCHEDULE 2.28(c).

                  (d) DEFINITION. For purposes of this Agreement, "Year 2000 Compliant" shall mean, as to any product (including without limitation software), service or system, (i) that such product, service or system shall operate in the same manner during and after January 1, 2000 (without limitation as to time); and (ii) record, process, store and present data containing dates in the Year 2000, and thereafter (without limitation as to time) in the same manner as data containing dates prior to the Year 2000.

         2.29 BROKERS. Seller has not engaged any broker, investment banker, financial advisor or other person in respect of which Buyer would be responsible for or obligated in respect of the payment of any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, and Seller agrees to pay any such fees or commissions of any such person which it has engaged.

         2.30 DISCLOSURE. The representations, warranties and statements contained in this Agreement and in the certificates, Exhibits and Schedules delivered by Seller pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact necessary in order to make such representations, warranties or statements not misleading in the light of the circumstances under which they were made. To Seller's knowledge there are no facts which would reasonably be likely to have a material adverse affect on the Subject Assets and the Business taken as a whole which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting Seller's industry as applicable to the Business.

SECTION 3. COVENANTS OF SELLER AND BUYER.

         3.1 MAKING OF COVENANTS AND AGREEMENTS. Seller and Buyer hereby make their respective covenants and agreements set forth in this Section 3.

         3.2 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon either Seller or Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to either Seller or Buyer prior to the date hereof, of any of the representations, warranties or covenants of either Seller or Buyer contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Seller or Buyer shall give detailed written notice thereof to Buyer or Seller, as the case may be.

         3.3 CONSUMMATION OF AGREEMENT. Seller and Buyer shall each use their commercially reasonable efforts to perform and fulfill all conditions and obligations on their or any of their affiliates' parts to be performed and fulfilled under this Agreement and the Transition Agreement. To this end, Seller will promptly in connection with or following the Closing take all appropriate actions to transfer the Subject Assets, including all Intellectual Property, to Buyer.

         3.4 COOPERATION OF SELLER.

                  (a) Seller shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby, including, without limitation, providing all necessary audited financial statements and consents of the auditors preparing such audited financial statements, and access to all other financial information required for Buyer to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended, and shall use its best efforts to cause its counsel and auditors to cooperate with all such requests of Buyer and Buyer's counsel. The expense of all reasonable necessary consents of Seller's auditors required for Buyer to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended, including, without limitation, any auditor's consents necessary in connection with the filing of a Form 8-K in connection with the transaction contemplated hereby, shall be borne by Buyer.

                  (b) Seller shall, from time to time after the Closing, at the request of Buyer and without further consideration, cooperate with Buyer to the extent such cooperation is required by Buyer to enable Buyer, at Buyers expense, to complete a full audit of the Business.

         3.5 NON-COMPETITION. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller, Parent and I-PAC agree, on behalf of themselves and their subsidiaries, that, for five (5) years after the Closing (the "Non-Compete Period"), they will not, without the prior written consent of Buyer, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages in any activity anywhere in the world where

Buyer does business which is similar to or competitive with the Business. Seller, Parent and I-PAC agree to enforce, and to cause any of their existing or future subsidiaries to enforce, the agreements with their respective employees who are retained by Seller, Parent or I-PAC or such existing or future subsidiaries following the Closing prohibiting such employees from disclosing confidential information relating to the Business.

         3.6 NO SOLICITATION OF EMPLOYEES. Neither Seller, Parent, I-PAC nor any of their existing or future subsidiaries will at any time during the three (3) year period after the Closing, directly or indirectly, hire, solicit or accept for hire the employment of any person who, at the time of the Closing, was an employee of Buyer or of Seller in the Business being sold pursuant to this Agreement. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise. This restriction shall not apply to any employee of the Business who is not employed by Buyer immediately subsequent to Closing, or whose employment with Buyer is involuntarily terminated by Buyer after the Closing. Seller, Parent and I-PAC agree to give, and to cause such subsidiaries to give, notice of this provision to all recruiters and all headhunters or recruiting, employment and executive search firms or other similar types of organizations that are currently or that in the future are engaged by them. Seller, Parent and I-PAC further agree not to and to cause such subsidiaries not to, pay any incentive fees, referral bonuses or similar types of compensation to any of their employees in the event that any employee of the Business employed by Buyer is offered employment by any of them after the Closing.

         3.7 CONFIDENTIALITY. Seller, Parent and I-PAC agree that, after the Closing has been consummated, they and their subsidiaries, and their respective officers, directors, and employees, will hold in strict confidence, and will not use, distribute or make available to others, any confidential or proprietary data or information of Seller that is used in connection with or related to the Business and the Subject Assets. For this purpose, the following shall be deemed not to constitute confidential or proprietary data or information: (a) information which is generally known to the public or in the trade, or becomes so generally known without breach of this Agreement by Seller; (b) information disclosed to Seller without restriction by a third party who is not in breach of any obligation of confidentiality in making such disclosure; or (c) information which is required to be disclosed by law or legal process, provided that Seller shall notify Buyer prior to making such disclosure and shall permit Buyer to intervene in any relevant proceeding to protect its interests. However, Seller may disclose information as a consequence of a requirement of any Securities Exchange Act filing or disclosure requirement.

         3.8 TAX RETURNS. To the extent reasonably necessary to Buyer's compliance with federal, state, local and foreign tax laws, from and after the Closing, Seller shall provide Buyer with reasonable access to all books and records with respect to the Business.

         3.9 BANK ACCOUNTS. Immediately following the Closing, Seller agrees to eliminate the signing authority of Seller and any officer or other agent or representative of Seller to each of Seller's bank or similar accounts established with respect to the Business that are transferred to Buyer.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.

         4.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to Seller contained in this Section 4.

         4.2 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power to own or lease its properties and to conduct business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         4.3 AUTHORITY OF BUYER. Buyer has all necessary corporate power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar laws of general application affecting the rights and remedies of creditors and by general equity principles. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the organization documents or bylaws of Buyer;

                    (ii) does not and will not violate any applicable law,
                         order, judgment, decree, rule or regulation of any court or any governmental body having jurisdiction over Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                    (iii) does not and will not result in a breach of,
                         constitute a default under, accelerate any obligation under, give rise to a right of termination of, or permit any third party to exercise any additional rights under, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Buyer is a party or by which the property of Buyer is bound or affected, except in each case (i), (ii) or (iii) which would not have a material adverse effect on the business of Buyer.

         4.4 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to its knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         4.5 BROKERS. Buyer has not engaged any broker, investment banker, financial advisor or other person in respect of which Seller would be responsible for or obligated in respect of the payment of any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, and Buyer agrees to pay any such fees or commissions of any such person which it has engaged.

SECTION 5. U.K. VAT MATTERS

         5.1 TRANSFER OF A GOING CONCERN.

                  (a) All amounts expressed in this Agreement to be payable by Buyer are expressed exclusive of any VAT which may be chargeable thereon.

                  (b) The parties acknowledge and agree that the transfer of the Subject Assets of the U.K. Business pursuant to this Agreement constitutes a transfer of a business as a going concern for the purposes of Section 49 of the VAT Act of 1994 and Article 5 of the VAT (Special Provisions) Order 1995 (the "Special Provisions Order"), and accordingly the transfer of the Subject Assets of the U.K. Business is neither a supply of goods nor a supply of services for the purposes of U.K. VAT.

                  (c) The parties agree to use all their reasonable endeavors to ensure that the sale of the Subject Assets of the U.K. Business is treated as neither a supply of goods nor a supply of services for VAT purposes.

         5.2 EFFECT OF CERTAIN REPRESENTATIONS.

                  (a) Notwithstanding Section 5.1(b) and 5.1(c), if H.M. Customs & Excise subsequently determine (the "Determination") that Seller is obliged to account for VAT on the transfer of the Business, Seller shall issue a valid VAT invoice in respect thereof against which Buyer shall pay to Seller by way of additional consideration the amount of VAT chargeable on the transfer of the Subject Assets pursuant to this Agreement.

                  (b) Seller hereby undertakes to Buyer that, at the date of Closing, Seller shall deliver to Buyer the VAT business records relating to the Business. Buyer shall preserve the records for such period as may be required by law and shall allow Seller on reasonable notice to inspect and make copies of the same.

                  (c) If Buyer disagrees with the Determination referred to in
Section 5.2(a) it may, within twenty-one (21) business days of being notified by Seller of the Determination, by notice require Seller to request H.M. Customs & Excise to review the Determination, such notice to specify the reasons to be advanced by Seller when requesting the review. Seller shall make that request in writing forthwith upon receiving the notice.

                  (d) Seller shall forthwith, upon receipt, forward to Buyer the Determination following any review made in accordance with Section 5.1(c). If Buyer is not satisfied with the Determination as reviewed, Buyer may by notice require Seller, provided Seller has been indemnified to its reasonable satisfaction against any costs, expenses or losses which may be incurred in so doing, to appeal against the Determination and Seller shall delegate the conduct of such appeal and of any further appeals entirely to Buyer. Buyer shall indemnify Seller against all reasonable costs and expenses that Seller may incur in respect of any such appeal. In any case where an appeal cannot be made against the Determination without Seller accounting for the VAT, Seller shall deliver to Buyer a valid VAT invoice, against which Buyer will pay to Seller the amount of the VAT.

                  (e) Following the Determination, upon any review referred to in Section 5.2(c),or if pursuant to Section 5.2(d) an appeal has been made against the Determination, following the final determination of that appeal and any further appeal, Seller shall deliver to Buyer a valid VAT invoice against which Buyer shall pay to Seller the amount of VAT that has been determined to be properly chargeable on the transfer of the Subject Assets pursuant to this Agreement, less any amount previously paid by Buyer to Seller under Section 5.2(a) and/or Section 5.2(d). If the amount paid by Buyer to Seller under
Section 5.2(a) and/or Section 5.2(d) is greater than the amount of VAT properly chargeable, Seller shall refund the difference to Buyer together with interest at the rate or rates then current for refunds by H.M. Customs & Excise of VAT.

         5.3 BUYER VAT REPRESENTATIONS. Buyer hereby represents to Seller that:

                  (a) with effect from Closing, Buyer is a taxable person for VAT purposes; and

                  (b) for the purposes of paragraph 5 of the Special Provisions Order, Buyer intends to use the Subject Assets of the U.K. Business in carrying on the same kind of business as that currently carried on by Seller with the Subject Assets of the U.K. Business.

SECTION 6. CONDITIONS.

         6.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment of the following conditions:

         (a) REPRESENTATIONS; WARRANTIES: COVENANTS. Each of the representations and warranties of Seller contained in Section 2 shall be true and correct as though made on and as of the Closing except (i) as affected by the transactions contemplated hereby and (ii) to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; and Seller shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

         (b) NO MATERIAL CHANGE. There shall have been no material adverse change (except continuing operating losses at a level consistent with those experienced since September, 1998) in the financial condition, prospects, properties, assets, liabilities, business or operations of the Business since March 31, 1998, whether or not in the ordinary course of business.

         (c) CERTIFICATE FROM OFFICERS. Seller shall have delivered to Buyer a certificate of Seller's President dated as of the Closing to the effect that the statements set forth in paragraph (a) and (b) above in this Section 6.1 are true and correct.

         (d) APPROVAL OF BUYER'S COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Day, Berry & Howard LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions, and documents, in form satisfactory to such counsel, as Buyer may reasonably require from Seller to evidence compliance with the terms and conditions hereof as of the Closing.

         (e) OPINION OF COUNSEL. On the date of the Closing, Buyer shall have received from counsel for Seller, an opinion as of the date of the Closing, in the form attached hereto as EXHIBIT 6.1(e).

         (f) NO LITIGATION. There shall have been no commencement by any person or any federal, state, local, foreign or other governmental authority of litigation, proceedings or other action against Buyer, Seller or any of its respective affiliates that seeks to enjoin, restrain, condition or prohibit consummation of this Agreement, nor shall there have been a material adverse change in the laws or regulations applicable to Seller or any of its affiliates with respect to the Business.

         (g) CONSENTS. Seller shall have made, or shall have caused to be made, all filings with and notifications to governmental authorities, regulatory agencies and other governmental entities required to be made by Seller or any of its affiliates in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby; and Seller shall have received all authorizations, waivers, consents and permits, required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation by Seller of the transactions contemplated by this Agreement.

         (h) EMPLOYEE PROGRAMS. Seller shall have taken all steps necessary to provide Buyer with such pertinent data or information as Buyer may reasonably request with respect to each employee of Seller offered employment by Buyer in order to effect a transition of employment and employee benefits as of the Closing Date.

         (i) NO LIENS. Prior to or at the Closing, the Subject Assets shall be free and clear of all liens, encumbrances and charges other than Permitted Encumbrances.

         (j) TRANSITION AGREEMENT. Seller and Buyer shall have executed and delivered a transition agreement ("Transition Agreement") in substantially the form of EXHIBIT 6.1(j) attached hereto.

         (k) LANDLORD CONSENTS AND/OR LICENSES. Buyer shall have received from Seller consents from the applicable landlords with respect to the assignment by Seller to Buyer of the Leases concerning premises located in the United States identified on SCHEDULE 2.5(b) or, with respect to those Leases concerning premises located in the United Kingdom, a license or licenses, as applicable, from Seller to use the premises in respect of such leases.

         (l) BOARD OF DIRECTOR APPROVAL. Buyer's Board of Directors shall have authorized the execution and delivery by Buyer of this Agreement and all related agreements and the consummation of the transactions contemplated hereby.

         (m) EMPLOYEES. Each former employee of Seller shall, as a condition to being hired by Buyer, execute Buyer's standard form of Confidentiality Agreement, with such modifications required by or appropriate under California law.

         6.2 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligation to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

         (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in Section 4 shall be true and correct in all respects as though made on and as of the Closing except (i) as affected by the transactions contemplated hereby and (ii) to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date. Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to Seller a certificate of the President or any Vice President of Buyer dated on the Closing to such effect.

         (b) APPROVAL OF SELLER'S COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Luce, Forward, Hamilton & Scripps LLP as counsel for Seller, and such counsel shall have received on behalf of Seller such other certificates, opinions and documents in form satisfactory to counsel for Seller as Seller may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing.

         (c) NO LITIGATION. There shall have been no commencement by any person or any federal, state, local, foreign or other governmental authority of litigation, proceedings or other action against Buyer, Seller or any of its respective affiliates that seeks to enjoin, restrain, condition or prohibit consummation of this Agreement.

         (d) OPINION OF BUYER'S COUNSEL. On the date of the Closing, Seller shall have received from counsel for Buyer, an opinion as of the date of the Closing, in the form attached hereto as EXHIBIT 6.2(d).

         (e) MANUFACTURING AGREEMENT. Seller and Buyer shall have defined and executed the Manufacturing Agreement, in the form attached hereto as
EXHIBIT 6.2(e).

SECTION 7. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations, warranties, agreements, covenants and obligations herein or any other agreement entered into in connection therewith are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto. Notwithstanding the foregoing, the representations and warranties shall only survive for the period of time as to which indemnification is available under Section 8. Neither Seller nor Buyer shall have any liability whatsoever with respect to a breach of any such representations and warranties after the expiration of the period of time as to which indemnification is available under Section 8.

         7.2 COLLECTION OF ASSETS. Subsequent to the Closing, Buyer shall have the right and authority to collect all Receivables and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such Receivables or other items, and Seller agrees that it will promptly transfer or deliver to Buyer within ten (10) business days any cash or other property that Seller may receive with respect to any Receivables of any character or any other items included in the Subject Assets.

         7.3 PAYMENT OF OBLIGATIONS. Seller shall pay all of the Excluded Liabilities in the ordinary course of business as they become due, and Buyer shall pay all of the Assumed Liabilities in the ordinary course of business as they become due.

         7.4 ASSISTANCE AFTER CLOSING. For a period of six (6) months after the Closing Date, Seller shall provide commercially reasonable assistance to Buyer with respect to the transfer of the Subject Assets and in preserving relationships with clients of the Business and otherwise facilitating the transition of ownership of the Subject Assets. Such assistance shall include furnishing Buyer with any information concerning the Business as Buyer may reasonable request.

SECTION 8. INDEMNIFICATION.

         8.1 INDEMNIFICATION BY SELLER, I-PAC AND PARENT. Seller, I-PAC and Parent agree subsequent to the Closing jointly and severally to indemnify and hold Buyer and its representatives, subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, diminution in value, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

         (a) any breach of any representation or warranty of Seller under this Agreement or in any other agreement, or in any certificate, schedule or exhibit delivered by it pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations or warranties;

         (b) any breach of any agreement or covenant of Seller under this Agreement, to the extent not waived in writing by Buyer;

         (c) all claims asserted under any bulk transfer or bulk sales act; and

         (d) any failure by Seller to perform and discharge any of the Excluded Liabilities as set forth in this Agreement.

         8.2 LIMITATIONS ON INDEMNIFICATION BY SELLER, I-PAC AND PARENT. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under Section 8.1 shall be subject to the following provisions:

         (a) No indemnification shall be payable pursuant to Subsection 8.1(a) above to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 8.1(a) shall exceed Twenty Thousand Dollars ($20,000) in the aggregate, whereupon the amount in excess of such sum shall be recoverable as follows: at any point in time, once the aggregate total of all claims for indemnification exceeds

Fifty Thousand Dollars ($50,000), Buyer may petition Seller for reimbursement of those claims. If the aggregate amount of all claims for indemnification in either the first year (Closing Date through the first anniversary of the Closing
Date) or the second year (first anniversary of the Closing Date through the second anniversary of the Closing Date) does not exceed Fifty Thousand Dollars ($50,000) for that year, but does exceed Twenty Thousand Dollars ($20,000), then Buyer shall petition Seller within thirty (30) days of the Closing Date anniversary date for such reimbursement;

         (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Section 8.1(a) (exclusive of claims for indemnification for a breach of any representation or warranty with respect to title to the Subject Assets, Taxes, environmental matters or product liability or any breach relating to or involving fraud or intentional misrepresentation) after the second anniversary of the Closing Date (the "Indemnification Cut-Off Date"); provided, however, if prior to the relevant date of expiration, a Buyer Indemnified Party shall have given written notice of a claim for indemnification under Section 8.5, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of in accordance with this Agreement, according to the date on which notice of the applicable claim is given; and

         (c) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Subsection 8.1(a) (exclusive of claims for a breach of any representation or warranty with respect to title to the Subject Assets or any breach relating to or involving fraud or intentional misrepresentation) to the extent that the aggregate amount payable under Section 8.1(a) exceeds the Purchase Price.

         8.3 INDEMNIFICATION BY BUYER. Buyer agrees subsequent to the Closing to indemnify and hold Seller and its representatives, affiliates, subsidiaries and persons serving as officers, directors, partners or employees thereof (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any damages, liabilities, diminution in value, losses, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

         (a) any breach of any representation or warranty of Buyer under this Agreement or in any other agreement, or in any certificate, schedule or exhibit delivered by it pursuant hereto or thereto;

         (b) any breach of any agreement or covenant of Buyer under this Agreement to the extent not waived in writing by Seller; and

         (c) any failure by Buyer to perform and discharge any of the Assumed Liabilities as set forth in this Agreement.

         8.4 LIMITATION ON INDEMNIFICATION BY BUYER. Notwithstanding the foregoing, the right of Seller Indemnified Parties to indemnification under
Section 8.3 shall be subject to the following provisions:

         (a) No indemnification pursuant to Section 8.3(a) shall be payable to any Seller Indemnified Party, unless the total of all claims for indemnification pursuant to

Section 8.3(a) shall exceed Twenty Thousand Dollars ($20,000) in the aggregate, whereupon the amount in excess of such sum shall be recoverable in accordance with the terms hereof;

         (b) No indemnification shall be payable to any Seller Indemnified Party with respect to claims asserted pursuant to Section 8.3(a) above (exclusive of any breach relating to or involving fraud or intentional misrepresentation) after the Indemnification Cut-Off Date; provided, however, if prior to the relevant date of expiration, a Seller Indemnified Party shall have given written notice of a claim for indemnification under Section 8.5, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of in accordance with this Agreement, according to the date on which notice of the applicable claim is given; and

         (c) No indemnification shall be payable to any Seller Indemnified Party with respect to claims asserted pursuant to Section 8.3(a) above (exclusive of any breach relating to or involving fraud or intentional misrepresentation) to the extent that the aggregate amount payable under Section 8.3(a) exceeds the Purchase Price.

         8.5 NOTICE; DEFENSE OF CLAIMS. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within thirty (30) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within thirty (30) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel reasonably selected by it as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith, and diligent defense is not being or ceases to be conducted by the indemnifying party and written notice by the indemnified party is given to the indemnifying party to such effect, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment if such claim is one that (i) involves (and continues to involve) solely money damages or (ii) involves (or continues to involve) claims for both money damages and equitable relief, against the indemnifying party that cannot be severed, where the claims for money damages are the primary claims asserted by a third party and the claims for equitable relief are incidental to the claims for money damages. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

         The indemnifying party, if it has assumed the defense of any third-party claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such third-party claim without the indemnified party's prior written consent (which consent shall not be unreasonably withheld) unless such settlement or judgment relates solely to monetary damages. The indemnifying party shall not, without the indemnified party's prior written consent, enter into any compromise or settlement that (i) commits the indemnified party to take, or to forbear to take, any action or (ii) does not provide for a complete release by such third party of the indemnified party. The indemnified party shall have the sole and exclusive right to settle any third-party claim, on such terms and conditions as it deems reasonably appropriate, to the extent such third-party claim involves equitable or other non-monetary relief against the indemnified party, and shall have the right to settle any third-party claim involving money damages for which the indemnifying party has not assumed the defense pursuant to this Section 8.5 with the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

         8.6 ADDITIONAL PROVISIONS. Amounts payable in respect to the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price, subject to the provisions of Section 1.4. Buyer and Seller agree to cooperate in the preparation of a supplemental allocation of the Purchase Price under Section 1.10 and as required by Treas. Reg. ss. 1.1060-1T(f) and
(h)(2)(ii) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not an indemnifying party chooses to defend or prosecute any third-party claim, each party hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The amount of the indemnifying party's liability under this Agreement shall be determined taking into account any applicable insurance proceeds actually received by the indemnified party. The indemnification provided in this Section 8 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the representations or warranties contained herein. Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) for breach of any representation or warranty contained in this Agreement, provided, however, the foregoing shall not be construed to preclude recovery by the indemnified party in respect of any losses directly incurred from third party claims. Both parties shall use commercially reasonably efforts to mitigate their damages.

SECTION 9. MISCELLANEOUS.

         9.1 BULK SALES LAW. Buyer waives compliance by Seller with the provisions of any applicable bulk sales, bulk transfer, fraudulent conveyance or other law for the protection of creditors (collectively, "Bulk Sales Act") in connection with the transfer of the Subject Assets under this Agreement.

         9.2 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of any party relating in any way to the purchase and sale of the Subject Assets hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of any party, shall be charged to or paid by any other party or included in the Assumed Liabilities.

         9.3 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of Connecticut without regard to its conflict of laws provisions.

         9.4 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail or by a nationally recognized commercial carrier, upon the sooner of the date on which receipt is acknowledged or the expiration of five (5) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                  Scan-Optics, Inc.
                           169 Progress Drive
                           Manchester, CT 06040-2294
                           Attn:  President
                           Facsimile No.:  (860) 645-7995

With a copy to:            Day, Berry & Howard LLP
                           CityPlace I
                           Hartford, CT 06103-3499
                           Attn:  William H. Cuddy, Esq.

                           Facsimile No.:  (860) 275-0343

TO SELLER, I-PAC           Photomatrix, Inc.
      OR PARENT:           1958 Kellogg Ave.
                           Carlsbad, CA 92008
                           Attn: CEO
                           Facsimile No.:  (760) 930-0115

With a copy to:            Luce, Forward, Hamilton & Scripps LLP
                           600 West Broadway
                           Suite 2600
                           San Diego, CA 92101
                           Attn: Otto Sorenson, Esq.
                           Facsimile No.: (619) 232-8311

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         9.5 ENTIRE AGREEMENT. This Agreement together with the other agreements contemplated hereby, including the Schedules and Exhibits referred to herein and therein and the other writings specifically identified herein and therein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements, express or implied, have been made by any of the parties hereto except as referred to herein or therein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

         9.6 ASSIGNABILITY; BINDING EFFECT. This Agreement may not be assigned by Seller or Buyer without the prior written consent of Buyer or Seller, as the case may be. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

         9.7 CAPTIONS AND GENDER. The captions and Index in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

         9.8 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         9.9 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         9.10 PUBLICITY AND DISCLOSURES. As soon as practicable after the Closing Date, Seller and Buyer shall issue a press release substantially in the form agreed to by them. Neither Seller nor Buyer shall, without the approval of the other party, make any other press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their respective reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting and federal securities law disclosure obligations.

         9.11 DISPUTE RESOLUTION.

         (a) All disputes, claims, or controversies, whether based on contract, tort, statute or other legal theory (including, but not limited to, any claim of fraud or misrepresentation), arising out of or relating to this Agreement or the negotiation, validity or performance hereof, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration which shall be held in Hartford, Connecticut and shall be conducted in accordance with the rules of the American Arbitration Association now in force or hereafter adopted unless specifically modified herein. Arbitration shall be conducted by a single arbitrator approved by all parties or, in the event that the parties are unable to agree upon a single arbitrator within seven (7) days after notice of the dispute, by a board of three (3) arbitrators, one to be appointed by Seller, Parent and I-PAC and one to be appointed by Buyer, said arbitrators to be appointed within five (5) days after the end of the seven (7) day period referred to above. The two arbitrators so selected shall select the third arbitrator within twenty (20) days after the last of the first two arbitrators has been appointed. If any of said arbitrators are not appointed within the allowed time as herein provided, then any arbitrator not so appointed shall be appointed by the American Arbitration Association. The duty to arbitrate shall extend to any affiliate, officer, employee, shareholder, principal, agent, trustee in bankruptcy, subsidiary, third-party beneficiary or guarantor of a party making or defending any claim which would otherwise be arbitrable hereunder. Notwithstanding the foregoing, either party shall have the right to proceed in court without prior arbitration for the limited purpose of seeking a temporary or preliminary injunction so as to avoid immediate and irreparable harm.

         (b) The parties covenant and agree that the arbitration shall commence within one hundred twenty (120) days after the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses, the answering of interrogatories and responses to requests for admission. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within six (6) months after the selection of the arbitrator. The arbitrator's decision (i) shall set forth a reasoned basis for any award of damages or finding of liability; (ii) may in appropriate circumstances include injunctive relief; and (iii) may be continued and entered in any court. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under, or in excess of any applicable damage limitations expressed in this Agreement, and each party hereby irrevocably waives any claim to such damages.

         (c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. The provisions of this Section 9.11 shall be enforceable in any court of competent jurisdiction.

         (d) Issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects of this Agreement shall be interpreted in accordance with, and the arbitrator shall apply and be bound to follow, the substantive laws of the State of Connecticut without regard to its principles of conflicts of law.

         (e) Except as provided in Sections 9.11(a) and (g), the parties agree not to submit a dispute subject to this Agreement to any federal, state, local or foreign court or arbitration association, except as may be necessary to enforce the arbitration procedures of this Section 9.11 or to enforce the award of the arbitrator. If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses and attorneys' fees which are reasonably incurred by the other party.

         (f) Except to its board of directors, officers, counsel and accountants, neither party nor the arbitrator may disclose the contents or results of any arbitration hereunder without prior written consent of all parties, unless and then only to the extent required to enforce or challenge the award, as required by law, the rules of any securities exchange or the National Association of Securities Dealers ("NASD"), as applicable, or as necessary for financial and tax reports and audits.

         (g) Notwithstanding anything to the contrary in this Section 9.11, in the event of alleged violation of a party's intellectual property rights (including, but not limited to, unauthorized disclosure of confidential information), that party may seek temporary injunctive relief from any court of competent jurisdiction. The party requesting such relief shall simultaneously file a demand for arbitration of the dispute.

         (h) If any part of this Section 9.11 is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate hereunder or any other party of this Section 9.11.

         9.12 CONSENT TO JURISDICTION. Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the arbitrator(s) to resolve all disputes, claims or controversies arising out of or relating to
(i) this Agreement or the negotiation, validity or performance hereof and further consents to the jurisdiction of the courts of the State of Connecticut for the purposes of enforcing the arbitration provisions of Section 9.11 of this Agreement. Each party further irrevocably waives any objection to proceeding before the arbitrator(s) based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the arbitrator(s) has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

         9.13 THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended to or shall (a) confer on any person other than the parties hereto and their respective successors or assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any employee of the Business, or any other individual, any right or entitlement under any Employee Program, policy or procedure maintained by Buyer or any affiliate thereof or by Seller or an affiliate thereof, except as expressly provided in such Employee Program, policy or procedure. No third party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No third party shall have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

                      [THIS SPACE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                      BUYER:

                                      SCAN-OPTICS, INC.

                                      By:________________________________

                                      Name:______________________________

                                      Title:_______________________________

                                      SELLER:

                                      PHOTOMATRIX IMAGING CORPORATION

                                      By:________________________________

                                      Name:______________________________

                                      Title:_______________________________

                                      I-PAC MANUFACTURING, INC.

                                      By:________________________________

                                      Name:______________________________

                                      Title:_______________________________

                                      PARENT:

                                      PHOTOMATRIX, INC.

                                      By:________________________________

                                      Name:______________________________

                                      Title:_______________________________

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1.1(a)(i)    Inventory
Schedule 1.1(a)(ii)   Evaluation Units
Schedule 1.1(a)(iii)  Fixed Assets

Schedule 1.1(a)(iv)   Intellectual Property included in Subject Assets
Schedule 1.1(a)(v)    Millennium Software Source Code Modules and related
                      products
Schedule 1.1(a)(vii)  Contracts
Schedule 1.1(a)(ix)   Government Permits - Annual Fees
Schedule 1.1(a)(x)    Investments and Pre-Paid Expenses
Schedule 1.1(a)(xiv)  Licenses
Schedule 1.2(a)(i)    Trade Payables
Schedule 1.2(a)(iii)  Permitted Encumbrances
Schedule 1.2(b)       Assumed Liabilities not listed on Schedule 1.2(a)(i)
Schedule 1.2(c)(iv)   Wyly Debt Promissory Notes
Schedule 1.3          AIIM `99 Expenses
Schedule 1.8          Consents to Assignment
Schedule 1.13         Nonassignable Assets
Schedule 1.14         Employees
Schedule 1.14A        Terminated Employees to be Offered Employment
Schedule 2.4          Breaches
Schedule 2.5(b)       Leased Real Property
Schedule 2.5(c)       Defects in Personal Property
Schedule 2.6          Financial Statements
Schedule 2.8          Accounts or Loans Receivable from Affiliated
                      Persons/Entities
Schedule 2.9          Inventory Not Located on Leased Property
Schedule 2.11         Intellectual Property (where no exclusive ownership or
                      valid right to use)
Schedule 2.12         Contracts
Schedule 2.13         Litigation
Schedule 2.14         Compliance with Laws
Schedule 2.15         Insurance
Schedule 2.16         Warranty or Other Claims
Schedule 2.18         Governmental Permits
Schedule 2.21         Employee Benefit Programs
Schedule 2.22         Environmental Matters
Schedule 2.23         Employees; Labor Matters
Schedule 2.24(a)      Customers and Distributors
Schedule 2.25(b)      Suppliers
Schedule 2.25         Purchase Commitments
Schedule 2.26         Required Consents
Schedule 2.28(b)      Year 2000 Compliance - Internal Systems and Operations
Schedule 2.28(c)      Year 2000 Compliance - Third Parties

EXHIBITS

Exhibit 1.4           Form of Escrow Agreement
Exhibit 1.6(a)        Form of Agreement for Assumption of Liabilities
Exhibit 1.6(b)        Form of Lease Assumption and Assignment (Arizona, USA)
Exhibit 1.7(a)        Form of Assignment and Bill of Sale
Exhibit 1.7(b)        Form of Trademark Assignment
Exhibit 6.1(e)        Form of Opinion of Counsel for Seller
Exhibit 6.1(j)        Form of Transition Agreement
Exhibit 6.2(d)        Form of Opinion of Counsel for Buyer
Exhibit 6.2(e)        Form of Manufacturing Agreement